UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12.

Ennis, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Ennis, Inc.

2441 Presidential Parkway

Midlothian, TX 76065

June 4, 2026

Dear Shareholders:

The board of directors and management cordially invite you to attend the Annual Meeting of Shareholders of Ennis, Inc. to be held at 10:00 a.m., local time, on Thursday, July 16, 2026, at the Midlothian Conference Center, One Community Circle, Midlothian, Texas 76065. The formal notice of the Annual Meeting and Proxy Statement are attached.

Ennis, Inc. has chosen to furnish its Proxy Statement and Annual Report to its shareholders over the internet, as allowed by the rules of the U.S. Securities and Exchange Commission. Rather than mailing paper copies, we believe that this e-proxy process will expedite shareholder receipt of the materials and lower Ennis’s expenses associated with this process. As a shareholder of Ennis, you are receiving by mail (or electronic mail) a Notice of Internet Availability of Proxy Materials (the “Notice”) which will instruct you on how to access and review the Proxy Statement and Annual Report over the internet. The Notice will also instruct you how to vote your shares over the internet. Shareholders who would like to receive a paper copy of our Proxy Statement and Annual Report, free of charge, should follow the instructions in the Notice. Shareholders who request paper copies will also receive a proxy card or voting instructions form to allow them to vote their shares by mail in addition to over the internet or by telephone.

It is important that your shares be voted at the meeting in accordance with your preference. If you do not plan to attend, you may vote your shares by following the instructions in the Notice. If you submit your proxy and are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time. See response to the question “How do I vote?” in the Proxy Statement for a more detailed description of voting procedures and the response to the question “Do I need an admission ticket to attend the Annual Meeting?” in the Proxy Statement for our procedures for admission to the meeting.

Sincerely,

Keith S. Walters	Vera Burnett
President, Chief Executive Officer and	Chief Financial Officer
Chairman of the Board

Ennis, Inc.

2441 Presidential Parkway

Midlothian, TX 76065

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

To Be Held Thursday, July 16, 2026

To our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Ennis, Inc. will be held on Thursday, July 16, 2026 at 10:00 a.m., local time, at the Midlothian Conference Center located at One Community Circle, Midlothian, Texas 76065 (the “Annual Meeting”). At the Annual Meeting, we will ask you to vote on the following proposals:

• The election of three directors to serve for a three-year term and one director to serve the remainder of a current term they were appointed to, or until their successors are duly elected and qualified;

• The ratification of the appointment of the Company’s independent registered public accounting firm; and

• The non-binding advisory approval of the Company's compensation of its named executive officers; and

Only shareholders of record at the close of business on May 15, 2026 are entitled to receive notice of and to vote their shares at the Annual Meeting.

Ennis, Inc. is pleased to take advantage of the rules of the Securities and Exchange Commission that allow issuers to furnish proxy materials to their shareholders over the internet. Ennis, Inc. believes that this process allows us to provide you with the information you need while lowering the costs associated with the Annual Meeting. While you are cordially invited to attend the Annual Meeting in person, you may either vote in person at the Annual Meeting, or vote by proxy, which allows your shares to be voted at the Annual Meeting even if you are not able to attend. However, to ensure that your vote is counted at the Annual Meeting, please vote as promptly as possible.

By Order of the Board of Directors

Dan Gus
Corporate Secretary
Midlothian, Texas
June 4, 2026

ENNIS, INC.

2441 Presidential Parkway

Midlothian, Texas 76065

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To be held on July 16, 2026

QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting of Shareholders of Ennis, Inc. (“Ennis,” the “Company”) will be held on Thursday, July 16, 2026, at 10:00 a.m. local time at the Midlothian Conference Center located at One Community Circle, Midlothian, Texas 76065 (the “Annual Meeting”). You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement (the “Proxy Statement”).

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), Ennis has elected to provide access to its Proxy Statement and Annual Report, which we refer to as the proxy materials, over the internet or, upon your request, has delivered printed versions of the proxy materials to you by mail. The proxy materials are being provided in connection with Ennis’s solicitation of proxies for use at the Annual Meeting or at any adjournment or postponement thereof. Accordingly, the Company sent a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about June 4, 2026 to its shareholders entitled to receive notice of and to vote at the meeting.

All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed set may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an on-going basis. Ennis encourages shareholders to take advantage of the availability of the proxy materials over the internet.

How can I access the proxy materials electronically?

The Notice will provide you with instructions regarding how to:

➢
View Ennis’s proxy materials for the Annual Meeting over the internet; and
➢
Instruct Ennis to send future proxy materials to you electronically or by email.

Ennis’s proxy materials are also available on Ennis’s website at www.ennis.com/investor_relations.

Choosing to receive future proxy materials by email will save Ennis the cost of printing and mailing documents to you thereby lowering the costs associated with the Annual Meeting. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

What is included in the proxy materials?

Ennis’s Annual Report on Form 10-K for the year ended February 28, 2026, as filed with the SEC on May 8, 2026 (the “Annual Report”), and this Proxy Statement.

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

I may have received more than one Proxy Statement. Why?

If you received more than one Proxy Statement, your shares are probably registered differently or are in more than one account. Please vote each proxy card/notice that you received.

How does the Board of Directors recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Company’s Board of Directors (the “Board”). The Board’s recommendation can be found with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

FOR, the Board’s proposal to elect the nominated Directors;

FOR, the Board’s proposal to ratify the selection of CohnReznick LLP as our independent registered public accounting firm; and

FOR, the non-binding advisory approval of the Company's compensation for our named executive officers.

What will occur at the Annual Meeting?

We will determine whether enough shareholders are present at the meeting to conduct business. Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to hold our meeting, holders of a majority of our outstanding shares of our Common Stock (“Common Stock”) as of May 15, 2026, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

All shareholders of record at the close of business on May 15, 2026, will be entitled to vote on matters presented at the meeting or any adjournment thereof. On May 15, 2026, there were 25,298,272 shares of our Common Stock issued and outstanding. The holders of a majority, or 12,649,137 of the shares, of our Common Stock entitled to vote at the meeting must be represented at the meeting in person or by proxy to have a quorum for the transaction of business at the meeting and to act on the matters specified in the Notice.

If a quorum of shareholders is present at the meeting to conduct business, then we will: i) vote to elect as members of our Board the following individuals for a three-year term: Aaron Carter, Gary S. Mozina and Keith S. Walters; ii) vote to elect as member of our Board the following individual for a two-year term: Michael D. Magill; iii) ratify the selection of CohnReznick LLP as our independent registered public accounting firm for fiscal year ending February 28, 2027 (which we refer to as fiscal year 2027); and iv) tabulate the non-binding advisory approval of the Company's compensation for our named executive officers.

After each proposal has been voted on at the meeting, we will discuss and take action on any other matter that is properly brought before the meeting. We have hired Computershare Investor Services, LLC (“Computershare”), our transfer agent, to count the votes represented by proxies cast by ballot. Employees of Computershare and our legal counsel will act as inspectors of election. It is also expected that the Board and management will participate in the solicitation of proxies, including through shareholder outreach regarding the proposals to be considered at the Annual Meeting and the Board’s recommendations regarding such proposals.

A representative of CohnReznick LLP, our independent registered public accounting firm, is expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement, if such representative so desires, and to respond to appropriate questions.

How many votes are necessary to elect the nominees for director?

When a quorum is present, directors will be elected by a majority of votes cast, unless the election is contested, in which case directors will be elected by a plurality of votes cast. An election will be contested if the number of nominees, as determined by the Board, exceeds the number of directors to be elected. A “majority of votes cast” means that the number of shares voted “for” a director exceeds the number of votes cast “against” that director. The following will not be deemed votes cast: (i) a share otherwise present at the meeting but for which there is an abstention and (ii) a share otherwise present at the meeting as to which a shareholder gives no authority or direction. Brokers are not permitted to vote for the election of directors, unless you provide specific instructions to them by completing and returning the Voting Instruction Form or following the instructions provided to you by your broker for voting your shares by telephone or the internet. With respect to the election of directors, shareholders have cumulative voting rights, which means that each shareholder entitled to vote (a) has the number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected and (b) may cast all such votes for one nominee or distribute such shareholder’s votes among the nominees as the shareholder chooses. The right to cumulate votes may not be exercised until a shareholder has given written notice of the shareholder’s intention to vote cumulatively to the Corporate Secretary on or before the day preceding the election. If any shareholder gives such written notice, then all shareholders entitled to vote or their proxies may cumulate their votes. Upon such written notice, the persons named in the accompanying form of proxy may cumulate their votes. As a result, the Board also is soliciting discretionary authority to cumulate votes.

How are votes counted for the election of directors?

In the election of directors, you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each of the nominees. Abstentions will be counted for purposes of determining the presence or absence of a quorum only.

What happens if a director in an uncontested election does not receive a majority of votes cast for his or her election?

If a director in an uncontested election does not receive a majority of votes cast for his or her election, the director will, within ten business days of certification of election results, submit to the Board a letter of resignation for consideration by the Nominating and Corporate Governance Committee (the “Nominating Committee”). The Nominating Committee will promptly assess the appropriateness of such nominee continuing to serve as a director and recommend to the Board the action to be taken with respect to such tendered resignation. The Board will determine whether to accept or reject such resignation or what other action should be taken within 90 days of the certification of election results.

What if a nominee is unwilling or unable to serve?

The persons nominated for election to our Board have agreed to stand for election. However, should a nominee become unable or unwilling to accept nomination or election, the proxies will be voted for the election of such other person as the Board may recommend. Our Board has no reason to believe that the nominees will be unable or unwilling to serve if elected, and to the knowledge of the Board, the nominees intend to serve the entire term for which election is sought.

How many votes are necessary to ratify the selection of CohnReznick LLP?

The ratification of the selection of CohnReznick LLP, as our independent registered public accounting firm, requires the affirmative vote of the shareholders present or represented by proxy and representing a majority of votes entitled to be cast. Abstentions will have no effect as a vote. Brokers holding shares for beneficial owners have discretionary voting power to vote such shares in favor of this proposal, unless instructed otherwise. Even if the shareholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interests and the interests of the shareholders. The Audit Committee believes it is important for the Company’s registered public accounting firm to maintain their independence and objectivity. As such, from time-to-time the Audit Committee will contact other firms for consideration as the Company’s independent public accounting firm.

How many votes are necessary for non-binding, advisory approval of the Company’s compensation of its named executive officers?

The affirmative vote of the majority of the shareholders present or represented by proxy entitled to cast votes will constitute non-binding advisory approval of the compensation of the Company’s named executive officers. Abstentions will have no effect as a vote. Brokers will not have discretionary voting power on this proposal and are not permitted to vote on this proposal, unless you provide specific instructions to them by completing and returning the Voting Instructions Form or following the instructions provided to you by your broker for voting your shares by telephone or the internet. As your vote is advisory, it will not be binding upon the Board. The Compensation Committee of our Board (the “Compensation Committee” or the “Committee”) and the Board will take the views of shareholders into account when considering future executive compensation arrangements. For additional information, please see Proposal No. 3 – Non-Binding Advisory Approval of the Company's Compensation of its Named Executive Officers.

What is the difference between holding shares of Ennis stock as a “shareholder of record” and as a “beneficial owner”?

Many of our shareholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between holding shares as a “shareholder of record” and holding shares as a “beneficial owner” in street name.

If your shares are registered directly in your name with our transfer agent, Computershare, you are the “shareholder of record” of the shares. If your shares are held in a brokerage account or by a bank or by another nominee, you are the “beneficial owner” of shares held in street name.

How do I vote?

You may vote using any of the following methods:

➢
By internet

If you are a shareholder of record, you will need the control number included on the Notice to access the proxy materials. Follow the instructions on the Notice to vote your shares electronically over the internet. If you are a beneficial owner of shares, you may vote your shares electronically over the internet by following the instructions sent to you by your broker, bank, or other holder of record.

➢
By mail

If you are a shareholder of record, request from us, by following the instructions on the Notice, printed copies of the proxy materials, which will include a proxy card. If you are a beneficial owner of shares, you may vote your shares by mail by following the instructions sent to you by your broker, bank, or other holder of record. Be sure to complete, sign, and date the proxy card or voting instruction form and return it in the prepaid envelope.

➢
By telephone

If you are a shareholder of record, you may vote your shares telephonically by calling the toll-free number that is referenced in the proxy materials available over the internet or by mail. If you are a beneficial owner of shares, you may vote your shares telephonically by following the instructions sent to you by your broker, bank, or other holder of record.

➢
In person at the Annual Meeting

All shareholders of record may vote in person at the Annual Meeting. You can request a ballot at the meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank, or other holder of record and present it to the inspector of election with your ballot to be able to attend or vote at the Annual Meeting.

Internet and telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 1:00 a.m. central time on July 16, 2026. The availability of internet and telephone voting for beneficial owners will depend on the voting process of your broker, bank, or other holder of record. We therefore recommend that you follow the voting instructions in the materials provided to you by your broker, bank or other holder of record. If you vote over the internet or by telephone, you do not have to return a proxy card or voting instruction form. If you are located outside the U.S. or Canada, please use the internet or mail voting methods. Your vote is important.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you can revoke your proxy prior to the completion of voting at the Annual Meeting by:

➢
Sending written notice to our Corporate Secretary at 2441 Presidential Parkway, Midlothian, Texas 76065;
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Timely delivering a valid, later-dated proxy or later-dated vote via the internet or telephone; or
➢
Voting in person at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

Will my shares be voted if I do not provide my proxy and do not attend the Annual Meeting?

If you do not provide a proxy or vote the shares held in your name, your shares will not be voted.

If you hold your shares through one of the Company’s employee benefit plans and do not vote your shares, your shares (along with all other shares in the plan for which votes are not cast) will be voted pro rata by the trustee in accordance with the votes directed by other participants in the plan who elect to act as a fiduciary entitled to direct the trustee of the applicable plan on how to vote the shares.

What happens if I do not give specific voting instructions?

If you are a shareholder of record and you sign and return a proxy card without giving specific instructions, the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement. With respect to any other matters properly presented for a vote at the Annual Meeting (that is, which are not presented in this Proxy Statement), the proxy holders may use their discretion to determine how to vote your shares.

If you are a beneficial owner of shares and do not provide your broker, bank or other holder of record with specific voting instructions, then under the rules of the New York Stock Exchange (“NYSE”), your broker, bank, or other holder of record may only vote on matters for which it has discretionary voting power to vote. If your broker, bank, or other holder of record does not receive instructions from you on how to vote your shares and such holder does not have discretion to vote on the matter, then that holder will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares and your shares will not be voted on that matter.

How do I raise an issue for discussion or vote at the next Annual Meeting?

Under SEC rules, a shareholder who intends to present a proposal, including the nomination of directors, at the 2027 Annual Meeting and who wishes the proposal to be included in the Proxy Statement for that meeting must submit the proposal in writing to our Corporate Secretary. The proposal must be received no later than February 4, 2027, which is 120 days prior to the first anniversary of the date on which this Proxy Statement was first released to our shareholders in connection with the 2026 Annual Meeting. However, if the date of the 2027 Annual Meeting is changed by more than 30 days from July 16, 2027 (the one-year anniversary of our 2026 Annual Meeting), then the deadline for receipt of shareholder proposals will be a reasonable time before we print and send proxy materials for the 2027 Annual Meeting. Any such proposals must comply with SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

All written proposals should be directed to Investor Relations Department, Ennis, Inc., P.O. Box 403, Midlothian, Texas 76065-0403.

The Nominating Committee is responsible for selecting and recommending director candidates to our Board, and will consider nominees recommended by shareholders pursuant to the Corporate Governance Guidelines set forth on the Company’s website (the “Corporate Governance Guidelines”). If you wish to have the Nominating Committee consider a nominee for director, pursuant to these guidelines you must send a written notice to the Company’s Corporate Secretary at the address provided above and include the information required by the charter of our Nominating Committee (the “Nominating Committee Charter”), as discussed in the section entitled Director Nomination Processes of this Proxy Statement.

Could other matters be decided at the Annual Meeting?

As of the date we began to deliver the Notice, we did not know of any matters to be brought before the Annual Meeting other than those described in this Proxy Statement. You are not being asked to provide your proxy for voting on anything other than the three matters identified above.

Is there a list of shareholders entitled to vote at the Annual Meeting?

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting, and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 8:30 a.m. and 5:00 p.m. central time, at our corporate headquarters at 2441 Presidential Parkway, Midlothian, Texas 76065 by contacting our Corporate Secretary.

Who will pay for the cost of this solicitation?

Our Board has sent you this Proxy Statement. Our directors, officers, and employees may solicit proxies by mail, by telephone, or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries that hold our Common Stock of record to forward solicitation materials to the beneficial owners of that Common Stock, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses. We will pay the costs of preparing, printing, assembling, and mailing the proxy materials used in the solicitation of proxies.

Do I need an admission ticket to attend the Annual Meeting?

You will need an admission ticket or proof of stock ownership to enter the Annual Meeting. If you are a shareholder of record, your admission ticket is the Notice mailed (or sent electronically) to you or the admission ticket attached to your proxy card if you elected to receive a paper copy of the proxy materials. If you plan to attend the Annual Meeting, please bring it with you to the Annual Meeting.

If you are a beneficial owner of shares and you plan to attend the Annual Meeting, you must present proof of your ownership of Ennis Common Stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting. Certain procedural rules pertaining to conduct at the meeting will be outlined by the Secretary of the Annual Meeting to allow shareholders to address questions to the appropriate person. If you have any questions about attending the meeting, please call investor relations at 972-775-9800 or toll-free at 800-752-5386.

Where can I find the voting results of the Annual Meeting?

We will announce the voting results at the Annual Meeting and will publish the vote count in a current report on Form 8-K. We will file that report with the SEC on or before July 22, 2026. This Form 8-K will be available without charge to shareholders upon written request to Investor Relations Department, Ennis, Inc., P.O. Box 403, Midlothian, Texas 76065-0403 or via the internet at www.ennis.com.

PROPOSAL NO. 1

APPROVAL OF ELECTION OF EACH OF THE FOUR DIRECTOR NOMINEES

The number of directors who shall constitute the Board is currently set at nine, as set forth in the Company’s Articles of Incorporation and Bylaws. The Board consists of three classes serving staggered three-year terms as set forth in Article Five of the Articles of Incorporation. Directors for each class are elected at the Annual Meeting held in the year in which the term for their class expires. The staggered Board structure was approved by our shareholders at the June 13, 1983 Annual Meeting.

The three directors whose terms expire this year are Aaron Carter, Gary Mozina and Keith Walters. The Board proposes their re-election to hold office for a term of three years, expiring at the close of our Annual Meeting of Shareholders to be held in 2029 or until their successors are duly elected and qualified. It is the Board’s opinion that because of each candidate’s business experience and prior tenure as a director of the Company, each is sufficiently familiar with the Company and its business to competently direct the Company’s business affairs. Biographical information on each candidate is set forth in the Directors – Summary of our Non-Employee Directors and Executive Officers sections of this Proxy Statement.

The Company is presenting a fourth candidate for shareholder approval to fill the directorship vacated by Michael Schaefer upon the expiration of his term in 2025. As announced in May 2025, the Company’s Nominating and Governance Committee determined that it would not recommend Michael Schaefer for re-election upon the expiration of his term in July 2025. Because that determination was made shortly before the Company issued last year’s Proxy Statement, the Board was unable to screen and approve a candidate to fill that directorship. Accordingly, the Company reported that the Board would make a temporary appointment to fill that directorship after the expiration of Mr. Schaefer’s term and then present a candidate in 2026 to complete that term ending in 2028. As announced on July 17, 2025, the Board selected Michael Magill as that temporary appointee. Michael Magill previously served on the Board and retired as a company officer in 2021. Mr. Magill qualifies as an independent director under NYSE rules and has served as a valued member of the Company’s Audit Committee and Compensation Committee since his temporary appointment. The Board has determined that Mr. Magill’s wealth of knowledge and experience with the Company and its personnel, as well as his general business acumen, are of vital importance to the Board as it develops and evaluates the next generation of leaders that are an integral part of the Board’s ongoing succession planning. Furthermore, as the former President and CEO of Safeguard Business Systems ("Safeguard"), Mr. Magill has long-standing relationships with several key Safeguard distributors that continue to be customers of the Company. With the recent acquisition of Safeguard by a business unaffiliated with the Company earlier this year, the Board anticipates Mr. Magill will be able to assist the Company in retaining and growing its business with Safeguard distributors that are transitioning to the acquiring organization. Accordingly, the Board proposes that the shareholders vote in favor of Mr. Magill’s continued service on the Board for the term that will expire at the close of our Annual Meeting of Shareholders to be held in 2028, or until his successor is duly elected and qualified.

If any of the nominees become unavailable for election, which is not anticipated, the proxies will be voted for the election of such other person as the Board may recommend.

The Board recommends that shareholders vote “FOR” the nominees for director set forth above.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Although SEC regulations and NYSE listing requirements require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter to shareholders and considers a proposal for shareholders to ratify such appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board on a key corporate governance issue.

CohnReznick LLP has served as the Company’s independent registered public accounting firm effective November 1, 2022. CohnReznick LLP has reported on our financial statements since its retention, which includes fiscal years 2023, 2024, 2025 and 2026. The Audit Committee has selected CohnReznick LLP as the Company’s independent registered public accounting firm for fiscal year 2027. The Board is asking shareholders to ratify this selection.

Even if the shareholders ratify the appointment, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders. The Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firms because the Audit Committee believes it is important for the registered public accounting firm to maintain independence and objectivity. After considering all factors, the Audit Committee has determined that it is in the best interest of the Company and its shareholders to retain CohnReznick LLP as the Company’s independent registered public accounting firm for fiscal year 2027.

Representatives of CohnReznick LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

The Board recommends a vote “FOR” the proposal to ratify the selection of the Company’s independent registered public accounting firm for fiscal year 2027.

PROPOSAL NO. 3

NON-BINDING ADVISORY APPROVAL OF THE COMPANY'S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, at the Annual Meeting, Ennis shareholders have the opportunity to vote on an advisory resolution, otherwise known as “say-on-pay,” to approve the compensation of Ennis’s named executive officers (“NEOs”), as described in the Executive Compensation section of this Proxy Statement. Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee and the Board will take the outcome of the vote into account when considering future executive compensation arrangements. The say-on-pay vote currently occurs each year, per the shareholders' expressed preference.

Our Compensation Committee is committed to creating an executive compensation program that enables us to retain and attract high-quality executives that have targeted incentives to build long-term value for our shareholders. The Company’s compensation package utilizes a mixture of cash and equity awards to align executive compensation with both short- and long-term performance. As outlined in the Compensation Discussion and Analysis in its Proxy Statement, the executive compensation program reflects the Committee’s philosophy that executive compensation should reward superior performance and provide accountability for underperformance. At the same time, we believe our annual and long-term incentive compensation programs do not encourage excessive risk-taking by our management team. The Board believes that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time.

For these reasons, the Board requests that our shareholders provide the non-binding advisory approval of the Company’s executive compensation for our NEOs, as described in this Proxy Statement pursuant to the SEC disclosure rules, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables.

The Board recommends that you vote “FOR” the non-binding advisory approval of the Company's compensation of its named executive officers.

ENVIRONMENTAL DISCLOSURES

The Company’s commitment to responsible environmental stewardship is enshrined in our Standards of Business Conduct. Ennis respects the environment and protects our natural resources. We comply with all laws and regulations regarding the use and preservation of our land, air, and water. We are subject to various federal, state, and local environmental laws and regulations concerning, among other things, wastewater discharges, air emissions and solid waste disposal. Our manufacturing processes do not emit substantial foreign substances into the environment. We do not believe that our compliance with federal, state, or local statutes or regulations relating to the protection of the environment has any material effect upon capital expenditures, earnings or our competitive position. In the realm of eco-conscious and cost-effective, the two disciplines are considered complimentary goals. Thus, management will focus on providing processes which improve the environment and favorably impact our financial results.

We are in the business of manufacturing printed products. In the simplest terms, our manufacturing processes involve putting ink on paper and sometimes cutting, folding, perforating and/or gluing the printed paper as needed for the end product. In those processes, we acknowledge there are limited opportunities for environmental innovation. However, consistent with our Standards of Business Conduct, we routinely seek opportunities to be responsible environmental stewards within the natural confines of our manufacturing processes.

An essential aspect of being in the printing business is acquiring paper. Our primary supplier of paper is vital to our business as they supply raw materials that are minimally altered during the production process. Our primary paper supplier maintains certifications under recognized sustainable forestry standards, including SFI, FSC and PEFC, which promote responsible forest management and supply chain transparency. The SFI Forest Management and Fiber Sourcing Standards covers key values such as protection of biodiversity, wildlife habitat and water quality; responsible harvesting practices; and support continual improvement across the supply chain. FSC certification promotes environmentally responsible, socially beneficial and economically viable forest management through internationally recognized principles of forest stewardship. At PEFC, they care for forests globally and locally. They work to protect our forests by promoting sustainable forest management through certification. This means that all can benefit from the many products that forests provide now, while ensuring these forests will be around for generations to come. The Company’s primary material supplier insures that all of their supply chain materials are sourced with similar accredited suppliers allowing for more transparency and a more trustworthy supplier commitment to quality, safety and the protection of our natural resources. Ethical and responsible paper suppliers support sustainable forest management and reduce deforestation by enabling economically productive land use without deforestation. Whereas other agricultural uses may require deforestation for cultivation of food crops or grazing in order to generate economic returns, the paper industry provides landowners the opportunity to realize an economic return on their land through responsible harvesting and forest management that preserves forested land as a renewable resource that increases carbon absorption. In addition to responsible sourcing of our printing papers, we seek to minimize waste in our use of packaging materials in our shipping of finished goods as well as use biodegradable packaging whenever possible. Naturally, there is a certain amount of paper waste in our manufacturing processes. We try to use accurate material standards in our work to identify and eliminate causes of waste. For that certain amount of waste that is inevitable, all of our plants participate in recycling scrap paper waste as well as other manufacturing waste because it makes economic sense and it is environmentally beneficial.

As mentioned, putting ink on paper is central to print manufacturing. The use of soy-based inks allows us to avoid more harmful cleaning solutions which are environmentally dangerous. We use those soy-based inks in approximately 80% of our products. When we clean our presses and other equipment, we use environmentally friendly cleaning agents to ensure that our waste water is not contaminated and does not require special disposal.

We use electricity to power our manufacturing equipment and to light, heat and cool our facilities. In that respect, we regularly look for opportunities to reduce electricity usage, first and foremost to help reduce cost, but also with an eye toward reducing the environmental impacts associated with our use of carbon-based electricity generation. Our plant managers are economically incentivized to reduce operating costs by adopting efficiencies such as more efficient LED lighting, more efficient air compressors and presence lighting that turns on and off as employees move through a facility. Technological improvements have allowed us to adopt digital and inkjet print technologies that involve greater power efficiencies and reduced waste of manufacturing materials. By virtue of our efficient management strategies, we have the capital resources necessary to support our plant managers in the efficiency-based expenditures that yield both economic and environmental returns.

Shipping raw materials and finished goods is a significant part of our business. We recognize that receipt of our raw materials and shipping our products to market creates environmental impacts. While it is impossible for us to eliminate that reality from our business, there are ways we can mitigate those environmental impacts. For instance, when it comes to receiving our paper, we have worked with our principal paper supplier to establish a consignment program under which we will accept and store full truckloads of paper into our warehouses even though our immediate production needs may not require that volume of paper. This enables our supplier to reduce the number of freight trips with their attendant economic and environmental impacts. Moreover, we have deliberately pursued geographic diversity of our manufacturing plants to reduce the total number of freight miles necessary for the receipt of supplies and the shipping of finished products. This is both economically and environmentally advantageous. While we do not maintain our own fleet of freight vehicles, we have partnered with a principal shipping vendor that shares our commitment to responsible and sustainable environmental stewardship. Our principal shipping vendor has set a goal to achieve carbon neutrality by 2050 and currently powers their global facilities with 15% renewable electricity and 30% of its ground fuel from alternative sources.

While we regularly seek opportunities to responsibly reduce the environmental impacts associated with our business, we are unlikely to hire consultants or putative experts to ostensibly measure the degree to which our efforts have yielded positive environmental impacts so that we can publish the results for some sort of environmental bragging rights. That is not who we are. Given the size and nature of our operations, we do not believe that attempts to quantify the positive impacts of our environmental stewardship will yield meaningful data that would help us materially alter the way we conduct our business. Rather, investing resources to measure our environmental impacts would divert those resources from more productive endeavors such as capital expenditures to pursue economic efficiencies as well as environmental efficiencies that can be fairly presumed. Bearing in mind the duty we have to generate returns for our shareholders and our commitment to responsible environmental stewardship, we think that is an economically and environmentally responsible approach that makes sense for our business.

SOCIAL DISCLOSURES

Human Capital Management

Ennis, Inc. is a 117-year-old print manufacturing and service company with 1,835 employees geographically dispersed in approximately 50 facilities throughout the United States. The employees of Ennis, Inc. are the Company’s greatest asset. They are the foundation of the Company’s success and help the Company maintain a culture of caring for each other, acting with honesty and dedication to the success of our business. Each of our employees is responsible for the quality of their work product internally and externally. The Company has expanded over the years through a combination of organic growth and acquisitions. As of February 28, 2026, our workforce includes 1,617 non-exempt and 218 exempt employees. This past year our turnover rate was 26.4% due to retirements and plant consolidations. Average turnover in the manufacturing industry is between 24.0% and 32.0%. All of our employees are based in the U.S.

A Diverse Workforce

We have wide diversity within our facilities and follow the Equal Opportunity Act. Ennis promotes a cooperative and productive work environment by supporting the cultural and ethnic diversity of its workforce and is committed to providing equal employment opportunity to all qualified employees and applicants. We do not unlawfully discriminate on the basis of race, color, sex, sexual orientation, religion, national origin, marital status, age, disability, or veteran status in any personnel practice, including recruitment, hiring, training, promotion, and discipline. We are an Equal Opportunity Employer and we comply with all employment laws including Title VII of the Civil Rights Act of 1964, Immigration and Nationality Act, and the Immigration Reform and Control Act. We take allegations of harassment and unlawful discrimination seriously and address all such concerns that are raised regarding this policy. At Ennis, diversity begins with its Board of Directors. Our Board of Directors is ethnically diverse with four (4) of our nine (9) directors representing two females, one Hispanic male and one African American male. This represents 44% of our Directors. The gender and ethnic makeup of the Company overall is as follows:

Ethnicity	Female	Male	Total	%
African American	32	48	80	4.4%
Hispanic	79	95	174	9.5%
Asian	28	25	53	2.9%
American Indian	4	7	11	0.6%
Pacific Islander	10	13	23	1.3%
Two or more races	—	2	2	0.1%
White	601	891	1,492	81.3%
Total	754	1,081	1,835	100.0%
Female & male %	41.1%	58.9%

Total Minority	153	190	343	18.7%
Female & male %	8.3%	10.4%

The Company employs 51 veterans which equals 2.8% of the workforce. The key management of the Company includes 218 employees, 71 of which are female and 18 which are minorities. The workforce is mature, with an average age of 52 and an average service period of 15.7 years. The majority of the workforce is very specialized as printing press operators, specialized finishing, customer service, sales, administrative staff and management. Approximately 8.0% of our workforce is unionized. The Company respects and has an excellent working relationship with the unions and members.

Each facility is operated as an independent business within the community of operations. The Corporate office staff provides assistance and support for operations. Most of our operations are one of the major employers within the communities where they are located. Our local payroll contributes substantially to these local communities.

Employee Compensation and Retention

The Company is committed to fair and competitive compensation of our employees. This is accomplished through our focused wage and salary administration and continued monitoring of industry, national and regional competitive dynamics. Ennis provides an industry leading compensation and benefits program for our employees. Facilities are focused on paying competitively within their communities and within our industry. The typical work week is 40 hours with overtime averaging 6.0% to 10.0% of all non-exempt employees. All non-exempt employees are paid 1.5 times their regular hourly rate for all overtime hours worked. For the fiscal year 2026, the Company's average annual compensation, not including the value of employee benefits, decreased nearly 4% to $63,349 due to retirements of long-tenured employees with higher compensation.

The Company’s employees receive an attractive offering of benefits including:

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Comprehensive health care for employee and dependents;
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Company pays an average of 75% of healthcare premiums;
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Employees are either eligible for a defined benefit or a match of up to $2,500 annually in a 401(k) defined contribution plan;
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Service Awards;
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Service-based paid vacation;
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Paid holidays;
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Job training and education;
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Employee Assistance Plan;
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Comprehensive offering of voluntary benefits;
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Company paid life insurance;
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Company paid long-term disability insurance;
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Company paid short term disability insurance at several locations;
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Monthly safety meetings and training;
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Worker Compensation Benefits;
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Policy of promoting from within whenever possible;
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Merit based pay increases;
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Female and minority promotion and mentoring programs;
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Encouraged and supported community involvement by requesting employees and management participation in community service efforts and programs;
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Employee complaint process; and
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Company contributions and sponsorship of community activities.

Employee Health and Safety

Ennis, Inc. is committed to operating in a safe, secure and responsible manner for the benefit of its employees, customers and communities where we operate. Our extensive health and safety programs have been very effective in protecting our employees from sickness and accidents. Safety, cleanliness and housekeeping are a core focus of our operating management. The Company supports our management and employees through safety audits and inspections of our facilities. A comprehensive Health and Safety Policy is in place at all facilities and holds managers and employees accountable for its execution. Employee training is monitored and employee completion is verified. Additional workplace health and safety training is provided to the Company’s general managers at its annual management meeting.

Supply Chain Standards

Ennis vendors must adhere to the highest standards of ethical behavior and regulatory compliance and operate in the best interests of Ennis. Vendors are expected to provide high-quality services and products while maintaining flexibility and cost-effectiveness. All vendors can access and read the Ennis Code of Conduct on our website and, when appropriate, train their employees and representatives to ensure that they are aware of Ennis’ expectations regarding their behavior. Major or critical vendors (as determined by the Company) may be asked on a periodic basis to confirm in writing that they have read and understand the Ennis Code of Conduct and know of no circumstances that would be in violation thereof. We do not engage in any unethical or illegal conduct with any of our vendors. We do not allow our employees to accept incentives such as kickbacks or bribes in return for conducting business with them. Any such action from an employee, officer or director of an acquired company prior to such company being acquired by Ennis would no longer be tolerated. Any such action currently taking place by an employee, officer or director will result in immediate termination of their employment or membership to the Board.

Data Security and Privacy

Our business is built around providing products through information provided to us by our customers, and we treat that information with confidentiality and integrity. We are committed to creating a trustworthy environment for Internet users, and continually striving to protect their online privacy is at the core of this commitment. We have adopted privacy practices, developed technological solutions to empower individuals to help protect their online privacy, and continue to educate customers about how they can use these tools to manage their personally identifiable information while they use the Internet.

Ethical Marketing and Communication

We establish and maintain clear, honest, and open communications; listen carefully; and build our relationships on trust, respect, and mutual understanding. We are accountable and responsive to the needs of our customers, consumers, and partners and take our commitments to them seriously. Our advertising, sales, and promotional literature seeks to be truthful, accurate, and free from false claims. We provide our shareholders with timely and appropriate information subject only to competitive and legal constraints.

CORPORATE GOVERNANCE MATTERS

General

Our Corporate Governance Guidelines address the following matters, among others: director qualifications, director responsibilities, the role of the lead director, committees of the Board, director access to officers, employees and independent advisors, director compensation, Board performance evaluations, director orientation and continuing education, Chief Executive Officer ("CEO") evaluation, and succession planning. The Corporate Governance Guidelines also contain categorical standards, which are consistent with the standards set forth in the NYSE listing standards, to assist the Board in determining the independence of the Company’s directors. A copy of these guidelines is available free of charge upon written request to Investor Relations Department, Ennis, Inc., P.O. Box 403, Midlothian, Texas 76065-0403 or via the internet at www.ennis.com.

Board Size

As of May 31, 2026, our Board consists of nine members as provided in our bylaws.

The names of our current Board members, their professional experience and attributes are described in this Proxy Statement and in our Annual Report on Form 10-K.

Board Responsibilities

Our business is managed under the direction of the Board. The Board monitors management on behalf of the shareholders. Among the Board’s major responsibilities are:

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Selection, compensation, and evaluation of the executive officers and oversight of succession planning for the Company’s CEO;
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Assurance that processes are in place to promote compliance with law and high standards of business ethics;
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Oversight of Ennis’s strategic planning;
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Approval of all material transactions and financings;
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Understanding Ennis’ financial statements and other disclosures;
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Evaluating the process for producing accurate and complete reporting and changing where determined necessary;
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Using its experience to advise management on major issues facing Ennis; and
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Evaluating the performance of the Board and its committees and making appropriate changes where determined necessary.

Directors are expected to maintain a good attendance record and familiarize themselves with any materials distributed prior to each Board or committee meeting. All directors may place items on agendas for Board meetings. The chair of each committee (the “Chair”, “Chairman” or "Chairwoman") prepares agendas for the meetings of their respective committee, and committee members may place items on the agenda.

As stated above, the Board is responsible for oversight of succession planning for the Company’s named executive officers. Given the age of executive management, the Board considered succession planning at various meetings over the past several years. Thus, when two of the Company’s officers retired at the end of fiscal year 2025, a plan had already been developed and approved by the Board to transition the retiring officers’ responsibilities to existing members of the management team. While there is no current plan for the CEO to retire, the Board has approved plans for the continued development of internal CEO candidates and has developed the means to identify potential external candidates at the appropriate time.

Risk Oversight

The Board exercises oversight of the Company’s operational, financial, and strategic matters, as well as compliance and legal risk. The Board is responsible for assuring appropriate alignment of its leadership structure and oversight of management. Pursuant to delegated authority as permitted by the Company’s Bylaws, Corporate Governance Guidelines, and committee charters, the Board’s three standing committees oversee certain risks. The Board considers broad risk factors in their executive sessions.

Criteria for Membership on the Board

When identifying director nominees, the Nominating Committee seeks director candidates with high personal and professional ethics, integrity and values. In addition, the Nominating Committee looks for nominees who have outstanding records of accomplishments in their chosen business or profession and are committed to representing the long-term interest of our shareholders. The Board seeks members reflecting a range of talents, ages, skills, diversity, and expertise, particularly in the areas of accounting and finance, management, domestic and international markets, current or past involvement in our industry, and leadership sufficient to provide sound and prudent guidance with respect to the Company’s operations and interests.

The Board has become increasingly diverse in its composition in recent years. Alex Quiroz, a Hispanic native of Mexico with prior experience in the printing industry, has been a Board member since 2003. In 2019, the shareholders elected the Company’s first female director, Barbara Clemens, who had extensive experience in the paper industry prior to joining the Board. Then, in 2020, the shareholders elected Aaron Carter, an executive with broad retail experience, as the first African American member of the Board. Then in 2021, Margaret Walters became the second female member of the Board when she was appointed on the recommendation of the Nominating and Corporate Governance Committee to fill the vacancy created by the retirement of Godfrey M. Long. The increasing racial and gender diversity of the Board has occurred organically as the Nominating and Corporate Governance Committee has sought to identify nominees who bring particular business skills and experience to the Board. A diverse board does not have to be engineered or contrived. Rather, in an increasingly diverse culture, the composition of the Board will mirror that diversity as we seek the best candidates based on skills and ability rather than gender or ethnicity. A diverse board is the natural result of identifying talent and ability without any gender or ethnic constraints. Thus, the Board will continue to reflect gender and ethnic diversity as we continue to seek out qualified candidates to fill vacancies on the Board as they occur.

Board Leadership Structure, Board Meetings and Executive Sessions

The Board does not require the separation of the offices of Chairman of the Board and CEO. The Board believes there is no benefit in separation of the two offices considering the open and effective relationship the Board enjoys with the incumbent CEO. However, the Board does review its structure on an annual basis and firmly believes this is a matter that should be part of any succession planning process.

As set forth in our Corporate Governance Guidelines, the Chair of the Nominating Committee serves as our lead director, with such duties as set forth in those Guidelines. As current Chair of the Nominating Committee, Aaron Carter currently serves as lead director. The duties of the lead director include the following:

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Make recommendations to the full Board regarding the structure of Board meetings and establish procedures to govern the Board’s work;
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Ensure adequate lead time for effective study and discussion of matters for consideration by the full Board;
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Identify guidelines for the conduct of directors;
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Work with the Nominating Committee to ensure proper committee structure, including assignments of members and committee chairs;
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Organize and present the agenda for special Board meetings based on input from directors;
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Place additional items on the future Board’s agenda in collaboration with CEO;
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Recommend additional appropriate materials to be provided to the directors;
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Recommend tasks to the appropriate committees and work with committee chairs to coordinate the schedule of committee meetings;

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Oversee annual evaluations of the Board as a whole and its committees with the help of the Nominating Committee; and
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Carry out other duties as requested by the CEO and Board as a whole, depending on need and circumstances.

The Board holds regular quarterly meetings and holds other meetings each year to review the Company’s strategy, to approve its annual business plan and annual budget, and to act on the Company’s regulatory filings with the SEC. Special meetings of the Board have occurred in connection with unusual occurrences, such as the sale of a subsidiary or the purchase of a company. The Board also communicates informally with management on a regular basis.

Non-employee directors may meet without management or employee directors present, at every regularly scheduled Board meeting. All Board committees may meet with the CEO as a guest, but are not required to do so. The CEO may be excused from any meeting at the request of the independent directors to allow the committee to speak candidly. The Company’s bylaws provide that the Company’s President and CEO cannot be a member of a committee.

Committees of the Board

The Board has the following three standing committees that are comprised entirely of independent directors: the Audit Committee, the Compensation Committee and the Nominating Committee. Each committee meets in sessions on pre-determined dates and as needed.

Board Self-Evaluation

The Nominating Committee conducts a self-evaluation of the Board’s performance annually, which includes a review of the Board’s composition, responsibilities, leadership and committee structure, processes and effectiveness. The Nominating Committee of the Board conducts a similar self-evaluation with respect to each committee. In addition, each member of the Board is individually evaluated by each other member of the Board, on a periodic basis and annually upon reaching age 75 or when up for election.

Non-Employee Director Compensation and Stock Ownership

The Nominating Committee reviews non-employee director compensation and benefits on an annual basis and makes recommendations to the Board regarding appropriate compensation for the Board’s approval. It is the Company’s policy that a portion of non-employee directors’ compensation should be equity-based. For details on the compensation currently provided to non-employee directors, please see the Director Compensation section of this Proxy Statement.

In 2011, a stock ownership policy for all non-employee directors was modified and adopted by the Board. This policy requires that all non-employee directors will maintain at all times a minimum ownership investment in our Common Stock equal to six times their annual retainer with additional ownership investment encouraged. A newly elected, non-employee director has five years to satisfy this minimum ownership investment. For additional information of non-employee director stock ownership, please see the Security Ownership of the Board of Directors and Executive Officers section of this Proxy Statement.

The Company also expects all directors to comply with all federal and state laws regarding trading in securities of the Company and disclosing material, non-public information regarding the Company. The Company has procedures in place to assist directors in complying with these laws including an Insider Trading Policy put into place in January of 2008, and most recently updated effective May 1, 2025, which prohibits officers and directors from hedging or pledging their securities or from engaging in short-term or speculative trade transactions in the Company’s securities.

Code of Business Conduct and Ethics

The Company has adopted a Standards of Professional Conduct for Officers, Employees, and Directors (“Standards of Professional Conduct”) designed to help directors and employees resolve ethical issues in an increasingly complex global business environment. Our Standards of Professional Conduct applies to all directors and employees, including the CEO, the Chief Financial Officer ("CFO"), and all other executive officers. Our Standards of Professional Conduct covers topics including, but not limited to, conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, confidentiality, payments to government personnel, anti-boycott laws,

U.S. embargos and sanctions, compliance procedures, and employee complaint procedures. Our Standards of Professional Conduct is posted on our website under the “Corporate Governance” caption in the “Investor Relations” section. A copy of the Standards of Professional Conduct is available free of charge by contacting Investor Relations Department, Ennis, Inc., P.O. Box 403, Midlothian, TX 76065-0403.

Communication with the Board

The Board maintains a process for shareholders and interested parties to communicate with the Board. Shareholders and interested parties may e-mail, call, or write to the Board, as more fully described on the Company’s website under the “Corporate Governance” caption. Communications addressed to individual Board members and clearly marked as shareholder/interested parties communications will be forwarded by the Corporate Secretary unopened to the individual addressed. Any communications addressed to the Board and clearly marked as shareholder and interested parties' communications will be forwarded unopened by the Corporate Secretary to the chairman of the Nominating Committee. The chairman of the Nominating Committee responds to shareholder inquiries in a prompt manner.

DIRECTORS

Term

The Company’s directors consist of three classes serving staggered three-year terms. The creation of a staggered Board was approved by a supermajority of shareholders in 1983. Directors for each class are elected at the Annual Meeting of shareholders held in the year in which the term for their class expires. While that typically means the Board presents three director candidates for the shareholders' vote each year, a fourth director is presented for the shareholders' vote this year due to the special circumstances explained on page 7 of this Proxy Statement.

Director Nomination Process

The Nominating Committee Charter allows shareholders to recommend to the Nominating Committee candidates for membership on the Board. To utilize this process and recommend a candidate for director using this process: (i) the shareholder must follow procedures set forth in the Nominating Committee Charter and (ii) the candidate must meet the qualification standards set forth in the Company’s Corporate Governance Guidelines.

Shareholders wishing to submit the name of a candidate for the Board must submit a resume of the candidate, proof of ownership of 3% or more of the Company’s stock, and that they have held such stock at a 3% or more level for more than three years from the date of their proposal and such other requirements as set forth in Rule 14a-11 of the Exchange Act. They must also consent to have their name disclosed in the Proxy Statement.

Candidates recommended by the Company’s shareholders are evaluated on the same basis as candidates recommended by the Company’s directors, CEO, other executive officers, third party search firms, or other sources and the Nominating Committee’s judgment is final as to the candidates submitted for election. The Nominating Committee will request and review the resume of any of the candidates based on the qualifications set forth in the Nominating Committee Charter and the Company’s Corporate Governance Guidelines. There can only be one shareholder nominee in our proxy statement for any given Annual Meeting.

Director Independence

Our Corporate Governance Guidelines provide that the Board must be composed of a majority of independent directors. “Independence” for these purposes means the director meets the independence requirements set forth in the Exchange Act, the rules adopted by the SEC thereunder and the corporate governance and other listing standards of the NYSE. The Board has reviewed the independence of our directors using these standards. Under rules adopted by the NYSE, no Board member qualifies as independent unless (i) the Board affirmatively determines that the director has no material relationship with us and (ii) the director is not disqualified from being independent as set forth therein. In evaluating each director’s independence, the Board considers all relevant facts and circumstances in making a determination of independence. In particular, when assessing the materiality of a director’s relationship with us, the Board considers the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation.

In its determination of independence, the Board reviewed and considered all relationships and transactions between each director, such director’s family members or any business, charity or other entity in which such director has an interest, on the one hand, and we, our affiliates, or our senior management has an interest, on the other. As a result of this review, the Board has determined that each non-employee director (other than Mr. Mozina and Ms. Walters) meets the standards regarding independence set forth in the Corporate Governance Guidelines of the Company, is in compliance with NYSE rules, and has no material relationship with the Company. The Board has determined that the current independent directors, which consist of Mr. Gruenes, Mr. Carter, Ms. Clemens, Mr. Quiroz, Mr. Priddy and Mr. Magill, constitute a majority of the Board. If all four 2026 nominees are elected, independent directors will continue to constitute a majority of the Board.

The two non-independent, non-employee directors are Gary Mozina and Margaret Walters. Mr. Mozina was elected by the unanimous consent of the directors to fill the Board position vacated due to the resignation of Mr. Magill from the Board in May 2019. Mr. Mozina was elected by the shareholders in 2023 for a three-year term ending in 2026. Mr. Mozina is the former owner of Integrated Print & Graphics (“IPG”), which the Company acquired in March 2019. Mr. Mozina’s knowledge of the print segment, both as a manufacturer and as a distributor with connections in the Chicago marketplace, was a critical factor in the Board’s determination that he should fill the seat vacated by Mr. Magill. Since there is a continuing sourcing agreement with Mr. Mozina’s distributorship involving IPG, and because the Company leases the existing IPG space from him, the Board determined that Mr. Mozina should not be classified as an independent director. However, Mr. Mozina has been instrumental in the Company’s efforts to identify and pursue important business opportunities in the Chicago market and he has been a very good advocate for the Company within the industry. For additional information, see Certain Relationships and Related Transactions and Director Independence, below. Despite the determination that Mr. Mozina is not an independent director, Mr. Mozina is not employed as an officer or otherwise by Ennis or any of its subsidiaries, which qualifies Mr. Mozina as a non-employee director for purposes of our policies applicable to non-employee directors.

Margaret Walters was appointed in September 2021 to fill the vacancy created by the retirement of Mr. Long and was elected for a full three-year term in July 2024. Due to her marriage to CEO Keith Walters, she is not classified as an independent director. Nevertheless, in the context of the Board’s succession planning, two critical factors in appointing Ms. Walters to the Board was to strengthen shareholder alignment and the continuity of the Company’s key industry relationships. For nearly 27 years, Ms. Walters has helped cultivate important relationships with suppliers, distributors, and other printing companies through her regular attendance at industry events and trade shows. Through the relationships she has established over the years, Ms. Walters played an integral role in completing some of the Company’s most important acquisitions.

Director Access to Management and Independent Advisors

All directors are able to directly contact members of management, including, in the case of the Audit Committee, direct access to the head of internal audit. Broad management participation is encouraged in presentations to the Board, and executive management frequently meets with Board members on an individual basis. The Board and its committees are empowered to hire, at the Company’s expense, their own financial, legal, and other experts to assist them in addressing matters of importance to the Company.

Summary of Our Non-Employee Directors

The following table, listed in alphabetical order, sets forth the names of our current non-employee directors and the non-employee nominees for director, and their respective ages and positions with the Company.

Director's Name	Age	Director Since	Term Expires	Positions
Aaron Carter	55	2020	2026	Director
Barbara T. Clemens	67	2019	2028	Director
Walter D. Gruenes	68	2025	2028	Director
Michael D. Magill	78	2025	2026	Director
Gary S. Mozina	71	2019	2026	Director
Troy L. Priddy	74	2018	2027	Director
Alejandro Quiroz	73	2003	2027	Director
Margaret A. Walters	69	2021	2027	Director

Set forth below is a description of the backgrounds of our non-employee directors. The biographical information for Mr. Walters, our one employee director, can be found under the Executive Officers section of this Proxy Statement.

Aaron Carter (nominee for re-election), Regional Vice President for Ross Stores, Inc. Ross Stores, Inc. (“Ross”) is the largest off-price apparel and home fashion chain in the United States. Mr. Carter has held several positions during his 18-year tenure with Ross, including Critical Field Leader, under which Mr. Carter led the operational team during Ross’s store openings in Chicago in 2011 and New York in 2023. Previously, from 1993 to 2007, Mr. Carter held several positions, including district manager from 2002 to 2007, at Wal-Mart Stores, Inc., the largest retailer in the world. From 2007 to 2010, Mr. Carter served at various times as a director, audit committee chairman, secretary/treasurer and member of the personnel committee at DeSoto Economic Development Corporation. From 2015 to 2023 Mr. Carter served as a director for the Boys and Girls Club of Greater Dallas. Mr. Carter graduated from the University of Dallas with a B.A. in Political Science, has an MBA with a concentration in leadership from Walden University, and is a trained executive/leadership/life coach. Mr. Carter’s extensive 30-year retail career within public companies in key operational positions, his board experience with for- and non-profit entities, and his expertise in succession planning and strategic/sustainability planning, helped him make significant contributions toward our corporate governance during his first term. In addition to this standing committee assignments, Mr. Carter provided instrumental leadership as chairperson of a special committee organized to investigate and respond to a shareholder inquiry about the design of the Company’s long-term incentive program. Since 2025, Mr. Carter has presided over the Board's Nominating and Governance Committee. Mr. Carter is endorsed for re-election.

Barbara T. Clemens, retired. Ms. Clemens was Vice President of Sales & Customer Service for Boise Paper, a division of Packaging Corporation of America that is headquartered in Lake Forest, Illinois, from 2016 to 2019. Boise Paper manufactured a full line of office papers including copy, multipurpose, inkjet, laser and colors as well as printing and converting papers. From 2011 to 2015, Ms. Clemens served as Boise Paper’s Director, Supply Chain. Prior to that, she held numerous positions with Boise Paper including sales, manufacturing, marketing, supply chain and general management. She has served in the paper industry for over thirty years and is very familiar with the Company’s customer base and the print industry as a whole. She is familiar with printing, converting, pressure sensitive, office papers and packaging markets and market dynamics, as well as many of the Ennis locations. She graduated from Texas A&M University with a B.S. in Civil Engineering and has an M.B.A. from the University of California, Los Angeles. Ms. Clemens’ experience in the industry, combined with her familiarity with our products and customer base and her deep understanding of manufacturing fundamentals, make her a valuable director. Since 2025, Ms. Clemens has presided over the Board's Compensation Committee.

Walter D. Gruenes, retired. Mr. Gruenes was a Partner with Grant Thornton, KPMG and Arthur Andersen and spent 40 years serving as a strategic advisor to boards of directors and senior executives of publicly traded and private equity-owned clients in the manufacturing and distribution industries. He also served as Grant Thornton’s Central Region Managing Partner from 2014 to 2020 leading a team of 1,200 professionals in eleven offices comprising over twenty-five percent of U.S. operations. His responsibilities encompassed strategy, risk management, revenue growth, profitability, and talent development. Mr. Gruenes spent 2002 to 2005 based in London with KPMG’s Capital Markets practice advising clients during their initial public offering, capital raising, merger and acquisition and restructuring activities. He collaborated with companies throughout Europe and the Middle East including Zurich, Vienna, Istanbul, Budapest, Stockholm, Madrid and London. Mr. Gruenes also actively served on the Board of Directors of the National Association of Manufactures (NAM) and the National Association of Wholesaler-Distributors (NAW) from 2009 to 2014 collaborating with senior executives on business and policy matters facing those industries. He has served as a board member of various civic and charitable organizations, such as the American Heart Association, Senior Source, Back on My Feet, Dallas Regional Chamber, Dallas Citizens Council and Toastmasters International. The Board believes that Mr. Gruenes’ deep knowledge and experience with public companies in the manufacturing and distribution industries, his operational experience and familiarity with capital markets transactions make him a valuable member of our Board.

Michael D. Magill (nominee for re-election), retired. Mr. Magill joined the Company in 2003 as Vice President and Treasurer and subsequently was elected Executive Vice President in February 2005. Mr. Magill assumed the additional duties of Secretary of the Company on June 28, 2012. He retired as a company officer in 2021. Prior to joining the Company, Mr. Magill was President and Chief Executive Officer of Safeguard Business Systems, Inc., a manufacturer and distributor of business forms, for six years. Prior to that time, Mr. Magill was Executive Vice President and CFO of KBK Capital Corporation, a publicly traded finance company. Mr. Magill joined KBK Capital Corporation after ten years with MCorp, a publicly traded bank holding company, where he held various positions. Mr. Magill has served for 25 years as a director of a non-profit organization, Mission Metroplex, in Arlington, Texas and currently serves as Chairman of its Finance Committee. Mr. Magill was appointed to the Board in July 2025 to fill a vacancy created by a board member who was not presented for re-election at the 2025 shareholder meeting. Mr. Magill is now presented for shareholder approval to serve through the July 2028 shareholder meeting. Mr. Magill is endorsed for election.

Gary S. Mozina (nominee for re-election), Chief Executive Officer of Stevenson Holdings, Inc. Mr. Mozina is the current Chief Executive Officer of Stevenson Holdings, Inc., a holding company which is located in Chicago, Illinois. Previously, Mr. Mozina served as the Chief Executive Officer of IPG until March 16, 2019, when the assets of IPG were acquired by the Company. He held a variety of positions during his 48-year tenure with IPG and was instrumental in developing IPG’s business prior to its acquisition by the Company. Mr. Mozina has an extensive background in manufacturing and sales and has also been responsible for the design and construction of multiple facilities used for manufacturing and warehousing. Since 2003, through his service at IPG, Mr. Mozina has overseen acquisitions of 16 sales and manufacturing organizations. The Board believes that Mr. Mozina, with over four decades of experience in the print industry, has the knowledge and experience that make him a valuable member of the Board. Mr. Mozina is endorsed for re-election.

Troy L. Priddy, President of Troy Priddy Custom Homes. Based in Midlothian, Texas, Mr. Priddy builds custom homes all over the Dallas-Fort Worth Metroplex. Since 1983, Mr. Priddy has been successful in the home building industry, which has its peaks and valleys through every boom and recession which has occurred over the past thirty years in Texas. During nearly 40 years of building, he has served two terms as President of the Greater Southwest Homebuilders Association and was on the Board of Directors for the Dallas Homebuilders Association and the Certified Master Builders of Tarrant County. As President and a board member of these two prestigious organizations, he developed relationships with the Dallas and Tarrant County municipal agencies as well as the mayors, city council, and various city and county officials in Ellis County. Mr. Priddy was also a member of the Midlothian Economic Development Advisory Board which allowed him to establish close connections with local governmental officials in the city where the Company is headquartered. During his business career he developed extensive experience in real estate financings, engineering and directing subcontractors through numerous locations to produce custom homes in a timely and efficient manner. As such he developed relationships with an extensive network of local governmental officials for permits and approvals in the process of building and selling homes in the geographic area. With deep roots in the Ellis County area of Texas, Mr. Priddy is well known throughout the Dallas-Fort Worth Metroplex for the quality and integrity he exhibits in his business dealings.

Alejandro Quiroz, entrepreneur. Mr. Quiroz is involved in investments in printing and commercial real estate companies in both the United States and Mexico. Mr. Quiroz, currently a resident of the United States, has been a founder and shareholder of, and an advisor to, different print companies for more than thirty years. He was crucial in putting together a group of investors to form the Leader Graphics Arts Group in Mexico. Mr. Quiroz has also been involved in the commercial real estate market in the United States as an investor in different partnerships. He was a founder and Chairman of the Mexican Franchise Association in Mexico and was a founder and Chairman of the Mexican Entrepreneurs Association in the United States. He has participated as an independent director of Medica Sur in Mexico since 2015. Medica Sur is a public company that, since 2013, is the first hospital and health services supplier outside the United States to be part of the Mayo Clinic network. Mr. Quiroz’s extensive experience in running businesses in both the United States and Mexico provides him with a strong insight into cross border, legal and cultural challenges facing United States companies doing business in Mexico, and vice-versa. His skills and expertise make him an appropriate and valuable member of our Board and of our Compensation and Nominating and Governance Committees.

Margaret A. Walters, retired. Ms. Walters has had an important, though informal, role with the Company since her husband, Keith Walters, was appointed as CEO in 1997. As a trained educator with expertise in curriculum development, Ms. Walters was instrumental in helping craft the standard cost training curriculum and tools that are used in the acquisition and integration of new manufacturing plants and the training of plant managers, which has been a significant contribution to the Company’s ability to consistently maintain its healthy operating margins. For nearly 25 years, Ms. Walters helped cultivate important relationships with suppliers, distributors, and other printing companies through her regular attendance at industry events and trade shows. Through the relationships she has established over the years, Ms. Walters has played an integral role in completing some of the Company’s most important acquisitions. Given her substantial understanding of the Company’s culture and operating practices as well as the goodwill she has developed with many in the printing industry, she was appointed to the Board in September 2021 to fill a vacancy created by a retiring board member.

Attendance

During fiscal year 2026, the Board met four times. No incumbent directors attended fewer than 75% of the total number of meetings of the Board and the committees of which he or she was a member. In addition, our directors are encouraged and expected to attend the Annual Meetings of the Company’s shareholders. All of the directors attended the 2025 Annual Meeting.

Committee Membership

The Company has three standing committees of the Board: (i) the Audit Committee; (ii) the Compensation Committee; and (iii) the Nominating and Corporate Governance Committee. Each committee is comprised of three non-employee directors, all of whom are considered independent under NYSE listing standards, the Board’s independence criteria and our Corporate Governance Guidelines. The independent directors meet regularly in executive session without management. The charters for these committees can be found on the Company’s website at www.ennis.com under the “Corporate Governance” caption in the “Investor Relations” section. A copy of these charters is available free of charge by contacting Investor Relations Department, Ennis, Inc., P.O. Box 403, Midlothian, TX 76065-0403.

The following table details the membership of each of our committees as of February 28, 2026, and the number of times during the year each of these committees met.

Nominating
and Corporate
Director's Name	Audit	Compensation	Governance
Number of meetings held during fiscal year end February 28, 2026	4	3	4
Non-Employee Directors
Aaron Carter			C
Barbara T. Clemens		C
Walter Gruenes	C
Michael D. Magill	X	X
Gary S. Mozina
Troy L. Priddy	X		X
Alejandro Quiroz		X	X
Margaret A. Walters

C Committee Chairman

X Committee Member

Audit Committee

During fiscal year 2026, the Audit Committee met four times. The Audit Committee performs the following functions: (i) discusses with management, the independent auditors, and the internal auditors the integrity of our accounting policies, internal controls, corporate governance, financial statements, financial reporting practices, and significant corporate risk exposures, and steps management has taken to monitor, control, and report such exposures; (ii) monitors the qualifications, independence, and performance of our independent auditors and internal auditors; (iii) monitors our overall direction and compliance with legal and regulatory requirements and corporate governance, including our Standards of Professional Conduct; and (iv) maintains open and direct lines of communication with our Board, management, internal auditors and independent auditors. The current Chairman, Mr. Gruenes, is an “audit committee financial expert” as defined by the SEC.

Compensation Committee

During fiscal year 2026, the Compensation Committee met three times. The Compensation Committee oversees and administers our executive compensation policies, plans, and practices and assists the Board in discharging its responsibilities relating to the fair and competitive compensation of our executives and other key employees. In particular, the Compensation Committee is charged with assisting the Board in: (i) assessing whether the various compensation programs of the Company are designed to attract, motivate, and retain the senior management necessary for the Company to deliver consistently superior results and are performance-based, market-driven, and shareholder-aligned; (ii) overseeing specific incentive compensation plans adopted by the Company, with the approval of this committee, included stock plans, supplemental executive retirement plans, and short-term and long-term incentive compensation plans for members of senior management of the Company; (iii) assessing the effectiveness of succession planning relative to senior management of the Company; (iv) approving, reviewing and overseeing of benefit plans of the Company; (v) overseeing the performance and compensation of the CEO and the other members of the Company’s senior management team; (vi) producing all reports that the SEC rules require be included in the Company’s annual Proxy Statement; and (vii) assessing compensation programs for material risks to the health of the Company. It is the sole responsibility of the Compensation Committee to assist the Board in these functions, and the authority of the Compensation Committee may not be delegated. For further information regarding the Compensation Committee’s role in determining executive compensation, please see Compensation Philosophy — Executive Compensation Discussion and Analysis below.

Nominating and Corporate Governance Committee

During fiscal year 2026, the Nominating Committee met four times. The Nominating Committee identifies, investigates, and recommends to the Board director candidates, with the goal of creating balance of knowledge, experience, and diversity. Generally, the committee identifies candidates through the personal, business and organizational contacts of the directors and management. Potential directors should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of the Company’s shareholders. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of the Board and the evolving needs of the Company’s businesses. It is the Board’s policy that at all times at least a majority of its members meet the standards of independence promulgated by the NYSE and the SEC and as set forth in the Company’s Corporate Governance Guidelines, and that all members reflect a range of talents, ages, skills, diversity, and expertise, particularly in the areas of accounting and finance, management, domestic and international markets, and leadership sufficient to provide sound and prudent guidance with respect to the Company’s operations and interests. The Company also requires that its Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on the Company’s behalf, including personally attending all Board and applicable committee meetings. The Chair of the Nominating Committee also holds the position of lead director.

While the Nominating Committee has no stand-alone diversity policy, the committee considers diversity of viewpoints, background, experience, accomplishments, education, and skills when evaluating potential nominees to the Board. The Board believes that diversity, including gender diversity, provides varied perspectives and fosters active and constructive dialogue among Board members and between the Board and management and result in more effective oversight of management’s formulation and implementation of strategic initiatives. In determining whether an incumbent director should stand for re-election, the committee considers the above factors, as well as that director’s personal and professional integrity, attendance, preparedness, participation, and candor, as well as the individual’s satisfaction of the criteria for nomination of directors as set forth in our Corporate Governance Guidelines and other matters determined by the Board. Since 2003, the Board has had a Hispanic representative, Mr. Quiroz, and the Company elected two female directors, Ms. Clemens, at the 2019 Annual Meeting and Ms. Walters at the September 2021 Board meeting. Mr. Carter was elected at the 2020 Annual Meeting and is an African American Board member, and now presides over the Nominating and Corporate Governance Committee and is designated as the lead independent director. The services of Mr. Quiroz, Ms. Clemens, Ms. Walters and Mr. Carter on the Board are consistent with the Board’s diversity objectives. The Board believes Mr. Quiroz, Ms. Clemens, Ms. Walters and Mr. Carter not only meet the qualifications applicable to all Board members, but also bring new perspectives, opinions and experiences to the Board that promote balanced and thoughtful Board deliberations, resulting in improved corporate governance.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee for fiscal year 2026 consisted of Mr. Magill, Mr. Quiroz and Ms. Clemens as Chairwoman. All of the members of the Compensation Committee are non-employee directors of the Company. During fiscal year 2026, no executive officer of the Company served as a member of the board or compensation committee of a corporation whose executive officers served on the Board or Compensation Committee of Ennis. All of the non-employee Board members, except Mr. Mozina and Ms. Walters, meet the criteria for independence as set forth in the Board’s Independence Criteria established in April of 2015. For additional information on Mr. Mozina’s relationships with the Company, see “Certain Relationships and Related Transactions and Director Independence” on page 50 of this Proxy Statement.

EXECUTIVE OFFICERS

The following table, listed in alphabetical order, sets forth the names of our current executive officers and their respective ages and positions with the Company. For those executive officers on our Board, it indicates the date they became a Board member and when their current term expires. With the exception of Mr. Walters and Ms. Walters, there is no family relationship among any of our directors and executive officers.

		On
		Board	Term
Executive's Name	Age	Since	Expires	Positions
Wade Brewer	62	—	—	Chief Operating Officer
Vera Burnett	64	—	—	CFO and Treasurer
Dan Gus	55	—	—	General Counsel and Corporate Secretary
Keith S. Walters	76	1997	2026	Chairman of the Board, CEO and President

Set forth below is a description of the backgrounds of our current executive officers.

Wade Brewer, Chief Operating Officer. Mr. Brewer brings a total of 40 years of print industry experience to the Chief Operating Officer position. He has served as Ennis' Director of Manufacturing since 2021 and before that, held the title of Business Unit Director for nine years, helping manage all of the company's 50+ production facilities. Mr. Brewer started his printing career in 1984 at Transkrit as a Senior Product Manager and played an integral part in developing their pressure seal products. Mr. Brewer has also previously held management positions at Ward Kraft, Cenveo, and PrintXcel. During his time with Cenveo, he held the title of Director of Manufacturing and Vice President of Operations - Documents division, where he oversaw 11 different plants, all of which are part of Ennis today.

Vera Burnett, CFO and Treasurer. Ms. Burnett joined the Company in February 1997 and has served as the Company’s accounting manager since June 1997. In September 2020, Ms. Burnett was appointed as Chief Financial Officer and Treasurer on an interim basis before full appointment to those positions in June 2021. Ms. Burnett has a Bachelor of Business Administration Degree in Accounting from the University of Texas at Arlington. She also holds designations as a Certified Public Accountant (CPA) and Chartered Global Management Accountant. Ms. Burnett’s professional affiliations include the American Institute of CPAs and the Texas Society of CPAs. Prior to joining the Company, Ms. Burnett was Controller of Styro-Fab of Texas, Inc., a manufacturer of products for the floral and craft industry, from June 1989 to February 1997. Prior to that time, she had 7 years of experience in audit and tax with public accounting firms Arthur White & Company in Dallas, Texas, Spicer & Oppenheim, a national certified public accounting and consulting firm, and Messina and Millner, CPAs.

Dan Gus, General Counsel and Secretary. Mr. Gus joined the Company in June 2021 as General Counsel and Assistant Secretary and was appointed as Secretary January 4, 2022. Mr. Gus is a 1995 graduate of Boise State University, with a B.A. in Political Science. Mr. Gus received his juris doctorate degree from Boston College Law School in 1998. Mr. Gus is a member of the Texas Bar Association, and is admitted to practice in front of the U.S. District Court for the Northern & Eastern Districts of Texas as well as the Fifth Circuit Court of Appeals. In 2012, Mr. Gus launched his own firm headquartered in Waxahachie, Texas. From 2015 to 2021, Mr. Gus served as president of Gus & Gilbert Law Firm. Previously, he joined what is now the Troutman Pepper Locke law firm; served as legal counsel and controller at Q Investments, a Fort Worth hedge fund; and as a partner at Walker & Sewell, LLP.

Keith S. Walters (nominee for re-election), Chairman of the Board, CEO and President. Mr. Walters joined the Company in August 1997 as Vice President of Commercial Printing Operations, successfully anchoring the Company’s spot in the commercial printing market. In November 1997, he was appointed CEO. His role with the Company then expanded to include the titles of Chairman of the Board and President. Since then, under Mr. Walters’ leadership, the Company has become the largest wholesale printer in the nation with one of the most robust collections of product lines in the industry.

During his more than 25 years as CEO, Mr. Walters has overseen over 60 acquisitions. This includes the addition of 40 brands under the Ennis umbrella, resulting in the strategic diversification of the Company beyond traditional business forms to become a nationwide provider of print solutions. Mr. Walters also led the company-wide rollout of a new ERP system, which has dramatically improved the Company’s ability to design systems that accurately determine costs while efficiently and profitably producing their extensive product line. The ERP system is implemented into each acquisition giving management valuable information that has not been available in their legacy systems. These systems have directly affected the speed at which new acquisitions are showing positive returns to the Company.

Mr. Walters’ ability to think outside the box has earned Ennis numerous accolades within and outside of the printing industry. One noteworthy example is Forbes Magazine’s “Top 200 Small Businesses” list, in which Ennis is the only wholesale printer named and Ennis reached this list for five consecutive years until sales growth exceeded eligibility for the Small Business Category. Ennis has also firmly established its place at the top with its #1 ranking on Print+Promo’s “Top 50 Suppliers” list, as well as Brand Chain’s (formerly PSDA) “Top 50 Member Trade Printers” list for more than a decade. Mr. Walters has been named on ASI’s “Counselor Power 50,” which ranks the most influential executives in the ad specialty industry, for several years in a row.

Mr. Walters served the industry on the PSDA Board from November 2002 to October 2007, as well as the IBFI Board before the two merged. During his tenure, he helped transition and strengthen the associations by pushing for enforcement of the existing bylaws and merging the PERF Trust with the PSDA Board. Mr. Walters’ ongoing efforts over the past two decades have helped bring about positive change to organizations that were in need of strategic plans.

Prior to joining the Company, from 1989 to 1997, Mr. Walters was with Atlas/Soundolier, a division of American Trading and Production Company, a manufacturer of electronic sound and warning systems as Vice President of Manufacturing. For the 15 years prior to serving at Atlas/Soundolier, Mr. Walters worked in manufacturing and operations with the Automotive Division of United Technologies Corporation, an automotive parts and manufacturing company. Mr. Walters' extensive career in the print industry, his successful leadership as Ennis’s CEO, and his board experience make him an excellent choice to continue to serve as an officer and director. Mr. Walters is endorsed for re-election.

SECURITY OWNERSHIP

Security Ownership of the Board of Directors and Executive Officers

The following table sets forth information regarding the beneficial ownership of Common Stock as of May 15, 2026, for Common Stock beneficially owned by each director, each named executive officer, and all directors and executive officers as a group:

The percentages of shares outstanding provided in the table are based on voting shares outstanding as of May 15, 2026. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon the exercise of options that are exercisable within 60 days of May 15, 2026, are considered outstanding for the purpose of calculating the percentage of our outstanding shares of Common Stock held by the individual, but not for the purpose of calculating the percentage of our outstanding shares held by any other individual. In addition, the following shares have not been pledged by the respective officers or directors, unless otherwise stated in the footnotes following the table. The pledging or margining of the Company securities by an officer or director of the Company is strictly prohibited by the Company’s Insider Trading Policy. The address of our directors and executive officers listed below is c/o Ennis, Inc., 2441 Presidential Parkway, Midlothian, Texas 76065.

						Percentage
			Vested (1)			of
	Shares Owned		Stock	Option		Outstanding
Name/Group	Direct	Indirect	Awards	Awards	Total	Shares
Wade Brewer	25,486	—	—	11,373	36,859	*
Vera Burnett (2)	29,608	1,214	—	13,873	44,695	*
Aaron Carter	12,582	—	—	—	12,582	*
Barbara T. Clemens	18,067	—	—	—	18,067	*
Walter D. Gruenes	5,500	—	—	—	5,500	*
Dan Gus	18,248	—	—	15,956	34,204	*
Michael D. Magill	12,833	—	—	—	12,833	*
Gary S. Mozina	15,067	—	—	—	15,067	*
Troy L. Priddy	17,361	—	—	—	17,361	*
Alejandro Quiroz	8,557	—	—	—	8,557	*
Keith S. Walters (3)	592,788	—	—	—	592,788	2.3%
Margaret A. Walters (4)	592,788	—	—	—	592,788	2.3%

All directors and officers, as a group (12 individuals)	756,097	1,214	—	41,202	798,513	3.2%

* Denotes ownership of less than 1%

(1) Amounts include those awards that would vest within 60 days of May 15, 2026.

(2) Indirect shares of common stock held by a Roth IRA for the benefit of Ms. Burnett.

(3) Shares owned as community property with spouse, Margaret A. Walters, Director of the Company.

(4) Shares owned as community property with spouse, Keith S. Walters, Chairman, President and CEO of the Company.

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding all of the persons known by us to own, in their name or beneficially, 5% or more of our outstanding Common Stock as of May 15, 2026.

			Percent of
			Combined
Name and Address		Number	Voting
of Beneficial Owner	Class	of Shares	Power (1)
BlackRock Inc. (2) 55 East 52nd Street New York, NY 10055	Common	1,833,869	7.1%

Dimensional Fund Advisors, LP (3) 6300 Bee Cave Road, Building One Austin, TX 78746	Common	2,075,812	8.0%

Allspring Global Investments Holdings, LLC (4) 525 Market St, 10th Fl San Francisco, CA 94105	Common	1,604,039	6.2%

Renaissance Technologies LLC (5) 800 Third Avenue New York, NY 10022	Common	1,534,346	5.9%

(1)
Calculated based on number of voting shares outstanding as of May 15, 2026.
(2)
This information is based on a Schedule 13G/A filed pursuant to Rule 13d-1(b) with the SEC by BlackRock Inc. on October 17, 2025, which provides that BlackRock Inc. has sole dispositive power over all of its beneficially owned shares and has sole voting power with respect to 1,773,070 shares.
(3)
This information is based on a Schedule 13G/A filed pursuant to Rule 13d-1(b) with the SEC by Dimensional Fund Advisors, LP on February 9, 2024, which provides that Dimensional Fund Advisors, LP has sole dispositive power over all of its beneficially owned shares and has sole voting power with respect to 2,046,219 shares.
(4)
This information is based on a Schedule 13G filed pursuant to Rule 13d-1(b) with the SEC by Allspring Global Investments Holdings, LLC and certain affiliates on January 12, 2024, which provides that Allspring Global Investment Holdings, LLC has sole dispositive power over all of its beneficially owned shares and has sole voting power with respect to 1,545,584 shares and Allspring Global Investments, LLC reported it has sole dispositive power with respect to 1,602,382 shares and sole voting power with respect to 258,689 shares.
(5)
This information is based on a Schedule 13G filed pursuant to Rule 13d-1(b) with the SEC by Renaissance Technologies LLC on February 13, 2024, which provides that Renaissance Technologies LLC has sole dispositive power and sole voting power over all of its beneficially owned shares.

AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee is responsible for providing independent, objective oversight of the Company’s financial reporting functions and internal control systems. The Audit Committee is currently composed of three non-employee directors. The Board has determined that the members of the Audit Committee satisfy the requirements of the NYSE as to independence, financial literacy, and expertise. The Board has determined that at least one member, Walter D. Gruenes, is an audit committee financial expert as defined by the SEC. The responsibilities of the Audit Committee are as set forth in the written charter adopted by the Board and last reviewed on June 20, 2025. One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight of the integrity of the Company’s financial statements. To assist it in fulfilling its oversight, the committee regularly meets separately with the internal auditor, the independent auditors, and management. The following summarizes certain of the committee’s activities in this regard during the fiscal year ended February 28, 2026.

Independent Auditors and Internal Audit Matters

The Audit Committee has discussed with the Company’s independent auditors their plan for the audit of the Company’s annual consolidated financial statements, including the independent auditors’ evaluation of the effectiveness of the Company’s internal control over financial reporting, as well as reviews of the Company’s quarterly financial statements. During fiscal year 2026, the Audit Committee met regularly with the independent auditors, with and without management present, to discuss the results of their audits and reviews, as well as their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting principles. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors the auditors’ independence from the Company and its management. In determining that the auditors are independent, the committee also considered whether the provision of any of the non-audit services described in Independent Auditor’s Services and Fees section of this Proxy Statement is compatible with maintaining their independence. The Audit Committee has also appointed CohnReznick LLP as the Company’s independent auditors for fiscal year 2027, and the Board concurred in its appointment.

The Audit Committee has reviewed and approved the annual internal audit plan and has met regularly with the Company’s internal auditor, with and without management present, to review and discuss the internal audit reports, including reports relating to operational, financial and compliance matters.

Financial Statements for the Fiscal Year Ended February 28, 2026

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal and disclosure controls (including internal control over financial reporting). The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and for internal control over financial reporting and expressing opinions on (i) the conformity of the consolidated financial statements with U.S. generally accepted accounting principles and (ii) the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has met and held discussions with management and the independent auditors with respect to the Company’s audited financial statements for the fiscal year ended February 28, 2026. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent auditors its independence from management and the Company.

In connection with its review of the Company’s year-end financial statements, the Audit Committee has reviewed and discussed with management and the independent auditors the consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditors’ evaluation of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also discussed with the independent auditors matters required to be discussed by Auditing Standards No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent auditors, which express opinions on the conformity of the Company’s annual financial statements in its reports with U.S. generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting. In reliance on the reviews and discussions referred to in this report and in light of its role and responsibilities, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements of the Company be included in the Company’s Annual Report for filing with the SEC.

THE ENNIS, INC. AUDIT COMMITTEE

Walter D. Gruenes, Chairman

Michael D. Magill

Troy L. Priddy

Policy Regarding Pre-Approval of Services Provided by the Independent Auditors

The Audit Committee pre-approves 100% of audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, and tax services, and specifically designated non-audit services to a very limited extent. In the opinion of the Audit Committee, such services will not impair the independence of the registered public accounting firm. Pre-approval is generally provided for up to one year. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. In addition, the Audit Committee may, as required, also pre-approve particular services on a case-by-case basis.

Independent Auditor’s Services and Fees

CohnReznick LLP served as our independent registered public accounting firm during our fiscal year ended February 28, 2026 and February 28, 2025. We were billed the following fees by CohnReznick LLP:

	Fiscal 2026	Fiscal 2025
	CohnReznick LLP	CohnReznick LLP
Audit Fees (1)	$564,518	$541,603
Audit-Related Fees (2)	55,840	55,620
Tax Fees (3)	26,000	26,250
All Other Fees (4)	—	—
	$646,358	$623,473

(1) Aggregate fees for professional services billed for the audit of the Company’s consolidated financial statements, including internal control over financial reporting, review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by the independent registered public accounting firm in conjunction with statutory and regulatory filings or engagements.

(2) Fees represent amounts billed for audit services related to the Company’s employee benefit plans.

(3) Fees for tax services (including amended federal and state returns), tax advice, and state, federal, and international tax consultation.

(4) Fees for products and services other than Audit Fees, Audit-Related Fees and Tax Fees.

The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of CohnReznick LLP.

DIRECTOR COMPENSATION

The Company compensates its non-employee directors using a mix of compensation, including an annual cash retainer, meeting fees and committee chair fees, stock options, and restricted stock grants. Directors who are Company employees receive no additional compensation for serving on the Board.

Cash Compensation

In fiscal year 2026, all non-employee directors received a $41,580 annual retainer and $2,310 per Board meeting fee. All retainers were paid monthly, and meeting fees were paid as incurred. Non-employee directors serving in specified committee positions also received the following additional cash compensation:

• $6,930 Chair of the Audit Committee;

• $6,930 Chair of the Compensation Committee;

• $6,930 Chair of the Nominating Committee; and

• $1,733 per-meeting fee for all committee members.

Equity Ownership Policy for Non-employee Directors

All non-employee directors are required to acquire and maintain ownership of shares of Common Stock equal to not less than six times their annual cash retainer. Unvested stock awards do not count in the calculation. This level must be reached within five years from the director’s date of election to the Board. Ownership in excess of the minimum amount is highly encouraged.

Equity Compensation

In addition to cash compensation, all non-employee directors receive annual stock grants, which can take the form of stock options or restricted stock. Stock option and restricted stock grants typically vest ratably over four years and three years, respectively. Options are granted with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. In addition, new non-employee Board members, upon their initial election, receive either a grant of stock options or restricted stock. Since it was anticipated that Mr. Magill would not serve as a director on a long-term basis, he declined to receive equity compensation in connection with his service on the Board.

During fiscal year 2011, the Board adopted a policy of value-defined equity awards for all non-employee directors. Each non-employee director received an award in fiscal year 2026 capped at approximately $57,750 (subject to rounding) in the form of restricted stock, vesting over a 3-year period, one-third each year.

The following table sets forth the information regarding compensation earned by the Company’s non-employee directors during the year ended February 28, 2026:

					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive	Deferred
	in Cash	Awards	Awards	Plan	Compensation	All Other
Director's Name	($)	($) (1) (2)	($)	Compensation	Earnings	Compensation	Total
John R. Blind (3)	$24,256	$—	$—	$—	$—	$—	$24,256
Aaron Carter	$85,854	$111,852	$—	$—	$—	$—	$197,706
Barbara T. Clemens	$86,077	$103,033	$—	$—	$—	$—	$189,110
Walter D. Gruenes	$42,160	$94,707	$—	$—	$—	$—	$136,867
Michael D. Magill	$41,583	$—	$—	$—	$—	$—	$41,583
Gary S. Mozina	$75,562	$103,033	$—	$—	$—	$—	$178,595
Troy L. Priddy	$80,779	$99,553	$—	$—	$—	$—	$180,332
Alejandro Quiroz	$58,907	$57,757	$—	$—	$—	$—	$116,664
Michael J. Schaefer (3)	$25,989	$—	$—	$—	$—	$—	$25,989
Margaret A. Walters	$74,059	$104,090	$—	$—	$—	$—	$178,149

(1)
Amounts represent the aggregate grant-date fair value for stock awards granted in the applicable year. The assumptions used to calculate these values are set forth in Note 11 to our consolidated financial statements, which are included in our Annual Report. Presented below is the grant-date fair value of each stock award granted in fiscal year 2026 and the aggregate number of stock and option awards outstanding on February 28, 2026. No option awards were granted during fiscal year 2026.
(2)
After the 2025 Shareholder meeting, the Company determined that, dating back to 2018, newly appointed directors had received stock grants customarily issued to new directors upon joining the Board, but they had not received the annual stock compensation for their first year of service on the Board. To correct that oversight, the Company issued to each affected director the shares of stock the director should have received for the first year of service as well as an additional cash payment equal to the value of the dividends that would have been paid on the missed stock awards. The affected directors were Troy Priddy, Barbara Clemens, Gary Mozina, Aaron Carter and Margaret Walters.
(3)
Mr. Blind and Mr. Schaefer ceased serving as a director effective July 17, 2025. Amounts shown reflect compensation earned during fiscal year 2026 prior to departure from the Board.

The following table sets forth the information regarding stock awards granted during and outstanding as of February 28, 2026, with respect to the Company’s non-employee directors:

	Restricted Stock	Grant	Total Stock	Total Option
	Units	Date Fair	Awards	Awards
Director's Name	Awarded (1)	Value (1)	Outstanding	Outstanding
Aaron Carter	6,212	$111,852	5,803	—
Barbara T. Clemens	5,728	$103,033	5,803	—
Walter D. Gruenes	5,243	$94,707	5,243	—
Michael D. Magill (2)	—	$—	—	—
Gary S. Mozina	5,728	$103,033	5,803	—
Troy L. Priddy	5,537	$99,553	5,803	—
Alejandro Quiroz	3,243	$57,757	5,803	—
Margaret A. Walters	5,786	$104,090	5,803	—

(1)
On July 18, 2025, the Company granted Directors Restricted Stock Units with a grant date fair value of $17.81. On July 23, 2025, the Company granted the Directors an additional RSUs with a grant date fair value of $18.22. After the 2025 Shareholder meeting, the Company determined that, dating back to 2018, newly appointed directors had received stock grants customarily issued to new directors upon joining the Board, but they had not received the annual stock compensation for their first year of service on the Board. To correct that oversight, the Company issued to each affected director the shares of stock the director should have received for the first year of service as well as an additional cash payment equal to the value of the dividends that would have been paid on the missed stock awards. The affected directors were Troy Priddy, Barbara Clemens, Gary Mozina, Aaron Carter and Margaret Walters. Aggregate date fair value was computed in accordance with ASC 718.
(2)
Mr. Magill declined equity compensation for his Board service, as his appointment initially was not intended to be long-term.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

This section describes our compensation philosophy and programs for our named executive officers ("NEOs"). The discussion focuses on the compensation elements and decisions during our fiscal year ended February 28, 2026 as well as the long-term incentive program that was recently adopted for fiscal years 2025-2027. We address why we believe the elements of our program are right for our Company and our shareholders, and we explain how compensation decisions were made. The Company’s CEO, CFO and two other most highly compensated executive officers in fiscal year 2026 are as follows:

•
Keith S. Walters, Chairman of the Board, President and Chief Executive Officer
•
Vera Burnett, Chief Financial Officer and Treasurer
•
Dan Gus, General Counsel and Secretary
•
Wade Brewer, Chief Operating Officer

Mr. Walters has served as an executive officer since the late 1990s and the terms of his employment are set forth in a written employment agreement as discussed in greater detail below. The other NEOs, Ms. Burnett, Mr. Gus and Mr. Brewer, have been appointed within the last five years and serve as employees at will without employment agreements.

Compensation Philosophy

The Compensation Committee, which consists entirely of independent directors, determines the compensation of our executive officers based on the performance of the Company and the performance of the individual officers, as reported by the CEO. The intention of the Compensation Committee is to provide the NEOs of the Company fair compensation for leading the business using the highest of business ethics and integrity, for achieving profits at a high rate of gross profit margin to: support re-investment in the business, generate cash to fund profitable acquisitions and reward shareholders with a strong dividend. The Compensation Committee’s goals when setting our NEOs’ compensation includes holding them accountable for the financial and competitive performance of the Company by putting an appropriate percentage of their overall compensation “at risk.” We do not believe that this portion of “at risk” compensation encourages risk-taking, instead, we believe that it provides the NEOs with the appropriate incentives to create long-term value for our shareholders. The following table summarizes our executive compensation practices and principles.

We do	We don't
> Pay base salaries commensurate for long service/highly qualified NEOs and provide limited perquisite	> Provide medical benefits to our NEOs above those provided to our other employees
> Place a significant portion of our NEOs' total compensation at risk	> Encourage excess risk-taking by NEOs
> Have significant stock ownership requirement for NEOs and request NEO's retain ownership of stock awards	> Allow pledging or hedging of Company stock
> Determine compensation through a Compensation Committee composed of independent directors	> Rely solely on consultant "Benchmarking" for compensation determinations
> Base variable pay on achievement of predetermined performance goals	> Alter or revise predetermined performance goals after approval by Board
> Have a three-year performance based Long-Term Incentive Program	> Re-price stock awards

We believe that our compensation mix of cash and long-term equity compensation creates the right balance between performance, reward and retention of our NEOs and the promotion of our shareholders’ interests. Our executive compensation consists of the following elements:

•
Base salary – paid in cash;
•
Annual performance-based bonus;
•
Long-term equity incentive awards; and
•
Perquisites (auto allowance) and normal benefits.

Base Salary

Our goal is to provide base salaries that are appropriate given skills, achievements, experience and leadership demonstrated by our NEOs. Our NEOs’ leadership, financially and operationally, continue to result in our Company’s leading position within our industry and our peer group. The Compensation Committee reviews the compensation levels of our peers as presented by Equilar, a leading independent provider of Board intelligence, and determined that compensation levels of our CEO and NEOs were reasonable for their level of experience and accomplishments. When reviewing the Equilar data, the committee considers relative size, market cap, revenues, net income and employee count. We believe with access to databases, substantial literature availability, access to legal direction, educational seminars and webinars, and understanding of the level of responsibility and contribution of our NEOs, we have ample information to make informed judgments concerning executive compensation. The Equilar peer group that was referenced for the Company’s FY 2026 is the same peer group used in FY 2025 to FY 2027 RSU awards as referenced under Performance Based RSUs on page 37 of this Proxy Statement.

The Compensation Committee generally sets the NEOs’ base salaries at levels that it believes deliver value to the shareholders. The Compensation Committee sets base salaries to be competitive with salaries for executives with comparable responsibilities at the Company’s peer companies. The following table reflects the base salary annual adjustments from FY 2025 to FY 2026.

Executive's Name	From	To	%
Mr. Walters	$1,072,169	$1,104,334	3.0%
Ms. Burnett	$318,270	$350,000	10.0%
Mr. Gus	$318,270	$350,000	10.0%
Mr. Brewer	$318,270	$370,000	16.3%

Annual Performance Bonus

The annual bonus is typically targeted as a specified percentage of each NEO’s base salary and is tied to meeting three quantitative performance benchmarks: total sales, total profits before bonuses and return on equity before bonuses. The bonus target percentage for each executive is based on the Compensation Committee’s determination of level of responsibility of each executive. If each of the benchmarks is met at the end of the fiscal year, the NEO is eligible to receive the targeted percentage of base salary as a bonus. The benchmarks are derived from the Company’s operating forecast for each fiscal year that is presented to and approved by the Board. Twenty percent of the bonus total is based on the sales benchmark; forty percent is based on the total profits benchmark; and forty percent is based on the return on equity benchmark. In turn, each element of the bonus calculation can be increased or decreased based on actual outcomes at the end of the fiscal year in relation to the benchmarks established at the beginning of the fiscal year.

To illustrate, if the Board determines that an executive’s target bonus should be set at 25% of the executive’s base salary, then 1/5 of that amount would be calculated based on sales, 2/5 of that amount would be based on total profits and 2/5 of that amount would be based on return on equity if the Company reaches 100% of each benchmark at the end of the fiscal year. In that scenario, the executive would be eligible to receive 5% of his base salary as a bonus for reaching the sales target, 10% of his base salary for reaching the profits target and 10% of his base salary for reaching the return on equity target for a total bonus equal to 25% of the base salary.

If an individual benchmark is missed or exceeded, the amount of bonus attributable to that benchmark can be decreased or increased accordingly. The minimum threshold for receiving a bonus for any benchmark is set at 85% of the targeted amount. At that minimum threshold, the executive is eligible to receive only 50% of the target percentage. For example, using the same example above, if the return on equity was only 85% of the targeted level, then the executive would receive only 5% - instead of 10% - of base salary as a bonus for the return on equity element. On the other hand, the bonus percentage would be doubled if 115% of a particular benchmark is achieved. Again, using the same example above, if the Company realizes profits equal to 115% of the targeted amount, the executive would be eligible to receive 20% of the base salary as a bonus based on profits. For any amount falling between 85% and 115% of any benchmark, linear interpolation is used to calculate the bonus percentage for that benchmark. While a NEO’s annual performance bonus is subject to an overall cap of twice the target percentage of base salary, the bonus attributable to an individual metric is capped only to the extent of the overall maximum.

The fiscal year 2026 range of bonus percentages for the NEOs are set forth in the following table.

	Threshold	At	Maximum
Executive's Name	85% of Target	Targets	115% of Target
Mr. Walters	40%	80%	160%
Ms. Burnett	28%	55%	110%
Mr. Gus	28%	55%	110%
Mr. Brewer	28%	55%	110%

At the end of fiscal year 2026, the Company had achieved sales equal to 93.7% of the targeted benchmark, total profits equal to 105.1% of the targeted benchmark and return on equity equal to 107.2% of the targeted benchmark.

	Target	Actual	% of Target
Sales	$418,834,000	$392,403,000	93.7%
Profit before incentive compensation	$43,251,000	$45,455,000	105.1%
Return on equity before incentive compensation	13.9%	14.9%	107.2%

The following table reflects the base salary percentages each NEO was eligible to receive for each element of the bonus calculations, the total percentage of base salary used in calculating the bonus and the dollar amount of each NEO’s bonus eligibility.

					NEO's	Calculated
Executives'	Sales	Profit	ROC	Total %	Base Salary	Bonus
Name	(20%)	(40%)	(40%)	A	B	A x B
Mr. Walters	12.60%	42.90%	47.30%	102.80%	$1,104,334	$1,134,879
Ms. Burnett	8.70%	29.50%	32.50%	70.70%	$350,000	$247,281
Mr. Gus	8.70%	29.50%	32.50%	70.70%	$350,000	$247,281
Mr. Brewer	8.70%	29.50%	32.50%	70.70%	$370,000	$261,411

The results yielded by the foregoing quantitative method for calculating bonuses could be subject to further adjustment at the discretion of the Compensation Committee. Discretionary adjustments may be awarded to executives for exceptional performance that was not anticipated by the business plan used in establishing the annual performance goals. Examples of such exceptional performance are the successful acquisition or sale of a business, better than normal stock performance, etc. during the previous year. The independent directors have the sole authority in making any discretionary adjustments. No discretionary adjustments were made with respect to the FY 2026 annual bonuses.

Long-Term Incentive Equity Awards – the FY 2025 to FY 2027 Performance Period

After the end of FY 2024, the Compensation Committee developed and approved a new three-year long-term incentive program to cover fiscal years 2025, 2026 and 2027 with a three-year Performance Period from March 1, 2024 through February 28, 2027. The methodology for calculating the number of RSUs to be awarded to each of the NEOs’ is substantially the same as the methodology for the prior Performance Period except that all four NEOs were awarded RSUs for the entire Performance Period since all four NEOs were serving at the commencement of the Performance Period. Keith Walters’ RSU award is based on a three-year multiple of 315% (105% per year) that is applied to his FY 2025 base salary of $1,072,169. The other NEOs’ RSU awards are based on a three-year multiple of 165% (55% per year) that is applied to their respective base salaries for FY 2025. The result of multiplying the multiple by the base salary for each NEO was then divided by the Company’s closing stock price on April 19, 2024, the date of the grants. This resulted in the following RSU awards for the NEOs rounded to the nearest whole share.

			FY2025	Grant Date Value as
Executive's Name	Date of Grant	# RSU at Target (1)	Base Salary	Percentage of Base Salary
Mr. Walters	4/19/2024	173,821	$1,072,169	315%
Ms. Burnett	4/19/2024	27,028	$318,270	165%
Mr. Gus	4/19/2024	27,028	$318,270	165%
Mr. Brewer	4/19/2024	27,028	$318,270	165%

(1)
Rounded to nearest whole share.

Performance Based RSUs

The FY 2025 to FY 2027 RSU awards are allocated between time-based RSUs and performance-based RSUs. Sixty percent (60%) of the RSUs are performance based and will vest according to the attainment of EBITDA and ROE performance metrics described below, which are subject to further adjustment based on potential application of a TSR modifier. The EBITDA and ROE performance metrics are summarized in the tables below and are determined following the conclusion of the 3-year performance period on February 28, 2027.

		EBITDA
Performance Level	EBITDA*	Vesting Level
Below Threshold	—	—
Threshold	$170,784,079	70%
Target	$243,977,255	100%
Maximum	$317,170,432	130%

*Sum of EBITDA for three fiscal years ending February 28, 2027.

Performance Level	ROE	ROE Vesting Level
Below Threshold	—	—
Threshold	9.0%	70%
Target	12.9%	100%
Maximum	16.8%	130%

If the actual EBITDA or ROE at the conclusion of the Performance Period is above the specified threshold and falls between the specified performance level, then the vesting level percentage is calculated using linear interpolation.

If the Company does not achieve a performance metric at target or better, then the RSUs linked to that metric are subject to adjustment by application of a TSR modifier percentage that is determined by the Company’s total shareholder return relative to the total shareholder returns of the Company’s peer companies that were identified by Equilar at the time of the RSU awards, which are listed below. That peer group is as follows:

Company	Symbol
Advansix Inc	ASIX
Ashland Inc	ASH
Clearwater Paper Corporation	CLW
H.B. Fuller Company	FUL
Ingevity	NGVT
Innospec Inc.	IOSP
Mativ	MATV
Mercer International, Inc.	MERC
Minerals Technologies, Inc.	MTX
Newmarket Corp	NEU
Quaker Chemical Corp.	KWR
Sensient	SXT
Stepan	SCL
Tredegar Corporation	TG

The TSR modifier is determined by the Company’s relative standing in its peer group with respect to Total Shareholder Return as set forth below.

TSR Percentile Rank	TSR Modifier
Greater than 66.6%	130%
Greater than 33.3% and less than or equal to 66.6%	100%
Equal to or less than 33.3%	70%

Time-Based RSUs

Forty percent (40%) of the RSUs granted to the NEOs on April 19, 2024 are time-based in that they vest in three increments (33.3% of the time-based RSUs in 2025, 33.3% in 2026 and 33.4% in 2027) on or about each anniversary of the April 19, 2024 RSU grant date. For Keith Walters and Ron Graham, each time-based RSU upon vesting will convert at the discretion of the Compensation Committee into either one share of the Company’s common stock or its cash equivalent.

For the NEOs appointed in 2021 and 2022 who have not met their stock ownership requirements, only 50% of their annual increments of time-based RSUs’ will vest into common stock. The remaining 50% of the NEO’s annual increment of time-based RSUs will convert into two incentive stock options for each RSU with an exercise price equal to the closing price of the Company’s common stock on that date. While this will initially result in forfeiture of 50% of a NEO’s time-based equity compensation if that NEO has not met his or her stock ownership requirement, the NEO’s receipt of two options in lieu of one share of stock for each RSU will give the NEO additional incentive to pursue long-term growth of the Company’s stock value so that the eventual exercise of the options will offset the initial loss of equity compensation for having not met the NEO’s stock ownership requirement. The NEO will have until the tenth anniversary of the RSU grant date to pay the exercise price and receive shares in exchange for the options. This approach is also intended to incentivize the NEOs to make additional investments in Company stock in order to meet their stock ownership requirements as soon as possible. In this manner, the Compensation Committee seeks to more strongly align the newly-appointed NEOs’ interests with the shareholders’ interests.

Accelerated Vesting of RSUs

Each of the NEOs’ RSU awards under the 2021 Long-Term Incentive Plan is documented in an award agreement. Under his RSU award agreements, Keith Walters is assured accelerated vesting of his RSUs upon the occurrence of various contingencies. His RSU award agreement provides for 100% vesting of his RSU awards upon his disability or death, termination of his employment by the Company without Cause, termination of his employment for Good Reason or retirement after six months’ written notice. If there is a Change in Control, then the RSUs awarded to Mr. Walters will fully vest immediately prior to the Change in Control with all performance criteria deemed achieved at the maximum level, such that he will receive 130% of their Performance-Based RSUs which will convert into shares of stock or their cash equivalent. The RSUs awarded to the other NEOs are not subject to any accelerated vesting and any unvested RSUs or other unvested equity awards may be subject to forfeiture upon termination of employment or a Change in Control.

For RSUs vesting in 2026 and afterward, the Compensation Committee and Mr. Walters agreed that Mr. Walters would receive cash in lieu of shares of stock. Since Mr. Walters has far exceeded his stock ownership requirement given his lengthy service with the Company, the Compensation Committee determined that it was in the best interests of the Company and the shareholders to avoid the dilutive effect of additional stock awards to Mr. Walters, particularly in light of the limited number of shares currently allocated for distribution under the Company’s 2021 Long Term Incentive Program. Accordingly, rather than receive shares of stock for Mr. Walter’s time-based RSUs that vested for FY 2026, Mr. Walters received their cash equivalent.

Targeted Compensation Mix

Assuming the Company meets the targets set for both the annual incentive bonuses and the long-term incentive plan and each NEO has met his or her stock ownership requirements, the compensation mix for our CEO and the other NEOs are as follows.

The Compensation Committee believes this mix of base salary, annual incentive and long-term incentive compensation is appropriate for competitive reasons and to create proper alignment between NEO and shareholder interests.

Pension Plan and 401(k) Plan

The Company maintains a legacy pension plan that was closed to new participants effective January 1, 2009. NEOs whose employment with the Company predated the closure of the pension plan to new participants continue to participate in the pension plan on the same terms and conditions applicable to other participating employees, including the employee compensation limit for calculating contributions, which is set at $360,000 for 2026. The NEOs who participate in the pension plan will receive certain benefits upon “normal retirement,” which may not occur until the first day of the first month following the later of: 1) a participant’s 65th birthday; or 2) the participant’s fifth anniversary of participation if hired after age 60. The pension plan provides for retirement benefits calculated using a formula based on the average pay of the highest five consecutive compensation years during active employment, integration of certain Social Security benefits, years of service and reaching “normal retirement.”

Similarly, the NEOs may participate in the Company’s 401(k) plan on the same terms and conditions applicable to all other participating employees, including the $2,500 matching contribution limit. The NEOs’ 401(k) contributions may be capped below the otherwise applicable federal limits to satisfy federal 401(k) discrimination testing.

Automobile Allowance in Lieu of Mileage Reimbursement

The NEOs also receive an annual automobile allowance in the following amounts in lieu of the receipt of mileage reimbursement for the use of their personal vehicles for Company business.

Executive's Name	Amount	Frequency
Mr. Walters	$12,000	Annually
Ms. Burnett	$8,000	Annually
Mr. Gus	$8,000	Annually
Mr. Brewer	$8,000	Annually

Employment Agreements

The Company has an employment agreement (“Employment Agreement”) with Mr. Walters, while the other NEO’s serve as employees at will without employment agreements. Mr. Walters’ employment agreement dates back to December 19, 2008 and has automatically renewed for successive one-year terms since its initial term ended on December 31, 2011. Either party may opt not to renew the agreement by giving written notice no later than sixty (60) days prior to the expiration of the current term.

The Employment Agreement for Mr. Walters establishes base salary and eligibility for bonuses, benefits, and perquisites. In addition, the Employment Agreement includes non-competition and non-solicitation restrictions during the term of employment and for two years after termination of employment. The Employment Agreement also includes a confidentiality provision that protects the Company during and after the employment term. The provisions of the Employment Agreement may only be waived with the written consent of the Company and the employee.

Payments and Benefits Upon Termination of Employment of Mr. Walters

Termination of Employment by the Company Without Cause or by NEO for Good Reason: If Mr. Walters' employment is terminated by the Company without Cause or by Mr. Walters for Good Reason, he will receive the greater of (i) his base salary for the remainder of the term or a (ii) “Severance Payment” equal to one times the sum of the his base salary plus the annual performance bonus paid for the fiscal year prior to the year in which such termination occurs. All equity awards will automatically accelerate.

In the event termination occurs by the Company for any reason other than Cause (within 90 days prior to or 24 months following a change of control as defined in the Employment Agreement), the Severance Payment will be equal to 2.99 times the sum of base salary and the annual performance bonus paid for the fiscal year prior to the year in which such termination occurs.

Mr. Walters is entitled to a “gross-up” for any taxes incurred as a result of Internal Revenue Code ("Code") Section 280G.

Mr. Walters’ employment may be terminated for Cause upon:

(i)
conduct by the executive constituting a material act of willful misconduct in connection with the performance of duties, including, without limitation, violations of the Company’s policies on sexual harassment, ethics, or any other policies then in effect; misappropriation of funds or property of the Company or any of its affiliates other than the occasional, customary and de minimis use of Company property for personal purposes; or other willful misconduct that is below normal industry standards, as determined in the sole discretion of the Company;
(ii)
continued willful and deliberate non-performance by executive of his duties where non-performance continues for more than ten days following written notice of such non-performance, unless ten days’ notice would be futile in correcting issues related to non-performance;
(iii)
the executive refuses or fails to follow lawful directives and such refusal or failure has continued for more than ten days following written notice, unless the ten days’ notice would be futile in correcting issues related to non-performance;

(iv)
any criminal or civil conviction of the executive, a plea of nolo contendere, or other conduct by the executive that has resulted in or would result in material injury to the reputation of the Company, including, without limitation, conviction for fraud, theft, embezzlement or crime involving moral turpitude;
(v)
a material breach by the executive of any of the provisions of the Employment Agreement;
(vi)
alcohol/drug addiction and failure by the executive to successfully complete a recovery program; or
(vii)
intentional wrongful disclosure of confidential information of the Company or engaging in wrongful competitive activity with the Company.

Mr. Walters may terminate his employment for Good Reason upon thirty days’ written notice upon:

(i)
a material diminution in the executive’s base salary or total compensation (as in effect at the time);
(ii)
a material, adverse change in the executive’s title, authority, duties, or responsibilities from those applicable to the executive as of the effective date of the Employment Agreement;
(iii)
a relocation of the geographic location of the executive’s principal place of employment by more than 50 miles from Midlothian, Texas;
(iv)
a material breach by the Company of any written agreement with the executive, including the Employment Agreement;
(v)
the failure of any successor to the Company to assume and agree to perform the Employment Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place; and
(vi)
a material adverse change in the reporting structure applicable to the executive.

Termination due to Death, Disability or Retirement: If a NEO’s employment terminates due to the NEO’s death, disability or retirement, the NEO will not be entitled to any severance payments or benefits with the exception of the accelerated vesting of RSU awards for Mr. Walters.

Stock Ownership Guidelines

We believe that stock ownership is an important method for aligning the NEOs’ interests with those of the Company’s shareholders and that it encourages the NEOs to make sound long-term decisions that will benefit all shareholders. We therefore require that our NEOs maintain a level of stock ownership based on a multiple of their base salaries within 5 years. For the CEO, that multiple is four times (4x) his base salary; for the other NEOs the multiple is two times (2x) base salary.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis section of the Company’s 2026 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Executive Compensation Discussion and Analysis be included in the Company’s Proxy Statement for 2026 and its Annual Report.

THE ENNIS, INC. COMPENSATION COMMITTEE

Barbara T. Clemens, Chairwoman

Michael D. Magill

Alejandro Quiroz

Summary Compensation Table

The following table sets forth, for the fiscal years ended February 29, 2024, February 28, 2025 and February 28, 2026, compensation information regarding the Company’s Chief Executive Officer, Chief Financial Officer, and the other three executive officers.

							Change in
							Pension
							Value
						Non-	and
						Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Comp.	Other
Name and				Awards	Awards	Comp.	Earnings	Comp.
Principal Position	Year	Salary ($)	Bonus	(1)	(2)	(3)	(4)	(5)	Total
Keith S. Walters	2026	$1,098,148	$—	$—	$—	$1,134,879	$169,908	$12,000	$2,414,935
Chairman of the Board,	2025	$1,066,164	$—	$3,433,660	$—	$650,224	$142,632	$12,000	$5,304,680
President and Chief	2024	$1,035,110	$—	$—	$—	$522,649	$112,762	$12,000	$1,682,521
Executive Officer

Vera Burnett	2026	$343,898	$—	$—	$8,683	$247,281	$272,661	$8,000	$880,523
Chief Financial Officer	2025	$316,487	$—	$533,911	$—	$132,699	$228,771	$8,000	$1,219,868
and Treasurer	2024	$307,269	$—	$—	$24,700	$106,663	$175,496	$8,000	$622,128

Daniel Gus	2026	$343,898	$—	$—	$8,683	$247,281	$—	$10,500	$610,362
General Counsel	2025	$316,487	$—	$533,911	$—	$108,572	$—	$10,500	$969,470
and Secretary	2024	$307,269	$—	$—	$24,700	$87,270	$—	$10,500	$429,739

Wade Brewer	2026	$360,052	$—	$—	$8,683	$261,411	$77,128	$6,333	$713,607
Chief Operating Officer	2025	$316,487	$—	$533,911	$—	$132,699	$64,081	$—	$1,047,178
	2024	$307,269	$—	$—	$24,700	$106,663	$46,237	$—	$484,869

Ronald M. Graham	2026	$44,674	$—	$—	$—	$—	$—	$—	$44,674
Vice President -	2025	$340,967	$—	$575,197	$—	$—	$—	$8,000	$924,164
Administration	2024	$331,036	$—	$—	$—	$94,020	$127,299	$8,000	$560,355

(1)
The amounts in this column represent the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, of restricted stock units granted. The awards granted in fiscal year 2025 include triennial performance-based RSUs intended to compensate our named executive officers over its three-year measurement period of fiscal year 2025 through fiscal year 2027 and will become vested, if at all, subject to financial performance metrics assumed at the target level and do not necessarily correspond to the actual value that may ultimately be realized by the NEO. All of the amounts in this column are consistent with the estimate of aggregate compensation expense to be recognized over the applicable vesting period of the award. The assumptions used to calculate these values are set forth in Note 11 to our consolidated financial statements, which are included in our Annual Report.
(2)
The amounts in this column reflect the aggregate grant date fair value, computed in accordance with ASC Topic 718, for awards of stock options granted during the fiscal year. All of the amounts in this column are consistent with the estimate of aggregate compensation expense to be recognized over the applicable vesting period. The assumptions used to calculate these values are set forth in Note 12 to our consolidated financial statements, which are included in our Annual Report.
(3)
The amounts in this column were awarded under the Company's annual bonus plan based on results achieved (see page 35 of this Proxy Statement for further details).
(4)
The actuarial increase in the present value of the named executive officer's benefits under the pension plan ("Pension Plan") using the actuarial process specified by the Pension Plan. For NEOs who leave and have not completed five years' vesting service, amounts assume vesting in all cases and retirement at age 65. Effective January 1, 2009, the Company amended the Plan to exclude any new employees from participation in the Plan. Eligible employees who were hired before January 1, 2009 are still eligible to participate and participating employees will continue to accrue benefit service.

(5)
Information regarding the amount included in this column is as follows:

	Company	Perquisites
	Contribution	and Other
	to Benefit	Personal
Executive's Name	Plans (a)	Benefits (b)	Other (c)	Total
Keith S. Walters	$—	$12,000	$—	$12,000
Vera Burnett	$—	$8,000	$—	$8,000
Dan Gus	$2,500	$8,000	$—	$10,500
Wade Brewer	$—	$6,333	$—	$6,333

(a) Mr. Gus is eligible for a matching contribution equal to 50% of amounts he contributes to the Company's 401(k) Plan, up to $2,500 each calendar year. The Company makes discretionary matching contributions at a rate determined by the Plan Sponsor for certain employees not enrolled in the Pension Plan.

(b) The amount received by the NEOs for auto allowance.

(c) Dividend equivalent payments are excluded from amounts because the dollar value of such payments was factored in to the grant date fair value reported in the "Stock Awards" column for the years in which such RSU awards were granted. The following amounts were paid during fiscal year 2026: Mr. Walters - $156,439, Ms. Burnett - $24,326, Mr. Gus - $24,326, and Mr. Brewer $24,326.

Grants of Plan-Based Awards

The following table provides information on stock option grants to the NEOs during fiscal year ended February 28, 2026.

			Grant Date
		Number of Shares	Fair Value of
Executive's Name	Date of Grant	Awarded	Awards (2)
Vera Burnett	4/21/2025	3,603	$8,683
Dan Gus	4/21/2025	3,603	$8,683
Wade Brewer	4/21/2025	3,603	$8,683

(1)
Stock options have ten-year terms and vest in equal installments on successive anniversaries over three years. The exercise price of all options is the closing price of the Company's stock on the grant date. The stock options are awarded as part of the Company's Long-Term Incentive Program.
(2)
The grant date fair value of options is based on the Black-Scholes value at the time of grant ($2.41 at April 21, 2025) times the number of shares awarded.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding stock options and restricted stock held by the current NEOs as of February 28, 2026.

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan Awards:	Plan Awards:
								Plan Awards:	Market
						Number	Market	Number	or Payout
						of	Value of	of	Value of
						Shares or	Shares or	Unearned	Unearned
			Number of			Units of	Units of	Shares ,	Shares ,
		Number of	Securities			Stock	Stocks	Units	Units
		Securities	Underlying			Awards	That	or Other	or Other
		Underlying	Unexercised			That	Have	Rights That	Rights That
	Date of	Unexercised	Options	Option	Option	Have Not	Not	Have Not	Have Not
	Option	Options	Unexercisable	Exercise	Expiration	Vested (2)	Vested (3)	Vested (4)	Vested (3)
Executives' Name	Grant	Exercisable	(1)	Price	Date	(#)	($)	(#)	($)
Keith S. Walters	4/19/2024	—	—	$—		46,352	$978,491	104,293	$2,201,625
Vera Burnett	4/21/2023	6,667	6,667	$19.88	4/21/2033
	4/21/2025	3,603	3,603	17.27	4/21/2035
	4/19/2024	—	—	$—		7,208	$152,161	16,217	$342,341
Dan Gus	4/21/2023	8,750	8,750	$19.88	4/21/2033
	4/21/2025	3,603	3,603	$17.27	4/21/2035
	4/19/2024	—	—	$—		7,208	$152,161	16,217	$342,341
Wade Brewer	4/21/2023	6,667	6,667	$19.88	4/21/2033
	4/21/2025	1,103	1,103	$17.27	4/21/2035
	4/19/2024	—	—	$—		7,208	$152,161	16,217	$342,341

(1)
The stock option awards granted vest in equal annual installments over three years.
(2)
The awards of restricted stock and time-based RSU's granted vest in equal annual installments over three years.
(3)
Calculated using the NYSE closing price of $21.11 per share of Common Stock on February 28, 2026.
(4)
The awards represent the right to receive a certain number of shares of the Company's common stock at the end of a three year performance period (March 1, 2024 through February 28, 2027) if certain performance targets have been achieved. The amounts reported are based on achieving the target performance goals.

Option Exercises and Stock Vested

The following table provides information as to each of the NEOs on exercises of stock options and the vesting of restricted stock awards during the fiscal year ended February 28, 2026.

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Executive's Name	Exercise (#)	Exercise ($) (1)	Vesting (#) (2)	Vesting ($) (3)
Keith S. Walters	—	$—	23,176	$400,250
Vera Burnett	—	$—	1,802	$31,121
Dan Gus	—	$—	1,802	$31,121
Wade Brewer	2,500	$5,050	1,802	$31,121

(1)
The amount realized equals the difference between the fair market value of Common Stock on the date of exercise and the exercise price, multiplied by the number of shares acquired on exercise.
(2)
Includes shares withheld for payment of applicable taxes associated with vesting.
(3)
The amount realized is based on the market value of the stock at date of vesting.

Pension Benefits

We have a noncontributory retirement plan that covers approximately 12% of our employees. The plan provides for retirement benefits calculated using a formula based on the average pay of the highest five consecutive compensation years during active employment, integration of certain Social Security benefits, length of service and a normal retirement age of 65. A participant is eligible for early retirement after that participant has (a) attained age 55 and completed at least 15 years of service or (b) completed at least 25 years of service. Beginning on the first day of the month following early retirement, a participant receives a monthly retirement income equal to the participant’s accrued benefit (based on average monthly compensation and credited service (as defined in the plan) at early retirement), reduced 1/180 for each of the first 60 months and 1/360 for each of the next 60 months by which the early retirement date precedes the participant’s normal retirement date. If the early retirement date precedes the normal retirement date by more than 120 months, the reduction for each month over 120 is based on the plan’s actuarial equivalence basis. All forms of remuneration, including overtime, shift differentials and bonuses, are covered by the plan. However, due to restrictions imposed by the Code, effective January 1, 2025, the maximum annual compensation covered by the plan is limited to $360,000.

The following table shows the present value, as of February 28, 2026, of the benefits of the NEOs under the Pension Plan.

			Change in
			Present Value
		Number of	of Accumulated	Present Value	Payments
		Years Credited	Benefit During	of Accumulated	During
Executive's Name	Plan	Service (1)	the Year	Benefit (2)	Fiscal 2025
Keith S. Walters	Ennis, Inc. DB Pension Plan	28.6	$169,908	$1,637,655	$—
Vera Burnett (3)	Ennis, Inc. DB Pension Plan	29.0	$272,661	$1,179,665	$—
Daniel Gus	Ennis, Inc. DB Pension Plan	0.0	$—	$—	$—
Wade Brewer	Ennis, Inc. DB Pension Plan	9.7	$77,128	$352,562	$—

(1)
Credited service began on the date the NEO became eligible to participate in the plan. Participation began on January 1 following the year of employment. Accordingly, each of the NEOs has been employed by Ennis for longer than the years of credited service shown above.
(2)
The assumptions and valuation methods used to calculate the present value of the accumulated pension benefits shown are the same as those used by the Company for financial reporting purposes and are described in Note 13 to our consolidated financial statements, which are included in our Annual Report.
(3)
Ms. Burnett is eligible for early retirement under the plan.

Nonqualified Contribution in Last Fiscal Year

The Board terminated the Company’s Deferred Compensation Plan effective December 17, 2020 and accumulated vested balances were distributed as allowed by Treasury regulations in December 2021. Subsequent to the termination of this plan, there have been no plans that provide for deferral of compensation on a basis that is not tax-qualified.

Potential Payments upon Termination or Change in Control

The following tables summarize the estimated payments to be made to each NEO upon a Change in Control or termination of employment, as more completely described in the Employment Agreements section in the Executive Compensation Discussion and Analysis of this Proxy Statement. For the purposes of the quantitative disclosure in the following tables, and in accordance with SEC regulations, we have assumed that the termination took place on February 28, 2026, the last day of the most recently completed fiscal year.

The following table describes payments that would be paid to each of our NEOs in the event of a termination without Cause or for Good Reason in connection with a “Change in Control,” each as defined in the Employment Agreements.

	W/O CAUSE OR FOR GOOD REASON TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL
		Group
		Benefit
		Plans
	Salary/	Continuation	Other	Pension	Deferred	Equity
Executive's Name	Bonus (1)	(2)	Benefits (3)	Benefits	Compensation	Awards (4)	Total
Keith S. Walters	$5,246,128	$7,435	$20,000	$1,637,655	$—	$3,433,660	$10,344,879
Vera Burnett (5)	$—	$—	$—	$1,179,665	$—	$—	$1,179,665
Dan Gus (6)	$—	$—	$—	$—	$—	$—	$—
Wade Brewer (7)	$—	$—	$—	$352,562	$—	$—	$352,562

(1)
Represents, for Mr. Walters, 2.99 times the sum of base salary plus prior year’s (fiscal year 2025) bonus. If current salary and prior year’s (fiscal year 2026) bonuses were used (i.e., amounts currently payable), the calculated amounts would be approximately $6,794,336.
(2)
Mr. Walters would receive three months of continued group benefits.
(3)
Mr. Walters would receive up to $20,000 toward outplacement services.
(4)
Calculated as the outstanding stock grants as of February 28, 2026, multiplied by the closing price of the Common Stock.
(5)
There are no special termination, severance, and change of control arrangements under the terms of employment with Ms. Burnett.
(6)
There are no special termination, severance, and change of control arrangements under the terms of employment with Mr. Gus.
(7)
There are no special termination, severance, and change of control arrangements under the terms of employment with Mr. Brewer.

Under the terms of Mr. Walters' Employment Agreement, he is entitled to a “tax gross-up” in connection with a termination and severance in connection with a change in control. If Mr. Walters becomes subject to taxes of any state, local, or federal taxing authority that would not have been imposed on such payments but for the occurrence of a change of control, including any excise tax under Section 4999 of the Code and any successor or comparable provision, then in addition to any other benefits provided under or pursuant to the Employment Agreement, the Company shall pay to Mr. Walters an amount equal to the amount of any such taxes imposed or to be imposed on the CEO. In addition, the Company will “gross-up” this amount in an additional amount equal to the aggregate amount of taxes that are or will be payable by Mr. Walters as a result of this gross-up payment.

The following table describes payments that would be required to each of our NEOs in the event of a termination “Without Cause,” or for “Good Reason,” each as defined by the Employment Agreements.

	WITHOUT CAUSE OR FOR GOOD REASON
		Group
		Benefit
		Plans
	Salary/	Continuation	Other	Pension	Deferred	Equity
Executive's Name	Bonus (1)	(2)	Benefits (3)	Benefits	Compensation	Awards (4)	Total
Keith S. Walters	$1,754,558	$7,435	$20,000	$1,637,655	$—	$3,433,660	$6,853,308
Vera Burnett (5)	$—	$—	$—	$1,179,665	$—	$—	$1,179,665
Dan Gus (6)	$—	$—	$—	$—	$—	$—	$—
Wade Brewer (7)	$—	$—	$—	$352,562	$—	$—	$352,562

(1)
Represents the sum of 1.0 times the sum of base salary plus the prior year's (fiscal year 2025) bonus and if current salary and prior year's (fiscal year 2026) bonuses were used (i.e., amounts currently payable), the calculated amounts would be approximately $2,272,353.
(2)
Mr. Walters would receive three months of continued group benefits.
(3)
Mr. Walters would receive up to $20,000 toward outplacement services.
(4)
Calculated as the outstanding stock grants as of February 28, 2026, multiplied by the closing price of the Common Stock.
(5)
There are no special termination, severance, and change of control arrangements under the terms of employment with Ms. Burnett.
(6)
There are no special termination, severance, and change of control arrangements under the terms of employment with Mr. Gus.
(7)
There are no special termination, severance, and change of control arrangements under the terms of employment with Mr. Brewer.

The following table describes payments that would be required to each of our NEOs in the event of a termination “With Cause,” as defined by the Employment Agreements.

	WITH CAUSE
		Group
		Benefit
	Salary/	Plans	Other	Pension	Deferred	Equity
Executive's Name	Bonus (1)	Continuation	Benefits	Benefits	Compensation	Awards	Total
Keith S. Walters	$—	$—	$—	$1,637,655	$—	$—	$1,637,655
Vera Burnett (1)	$—	$—	$—	$1,179,665	$—	$—	$1,179,665
Dan Gus (2)	$—	$—	$—	$—		$—	$—
Wade Brewer (3)	$—	$—	$—	$352,562	$—	$—	$352,562

(1)
There are no special termination, severance, and change of control arrangements under the terms of employment with Ms. Burnett.
(2)
There are no special termination, severance, and change of control arrangements under the terms of employment with Mr. Gus.
(3)
There are no special termination, severance, and change of control arrangements under the terms of employment with Mr. Brewer.

The following table describes payments that would be required to each of our NEOs in the event of a disability, or death termination as defined by the Employment Agreements.

	TERMINATION DUE TO DISABILITY		TERMINATION DUE TO DEATH
Executive's Name	Compensation	Benefits (1)	Benefits (2)
Keith S. Walters	$1,104,334	$—	$112,500
Vera Burnett	$—	$60,000	$250,000
Dan Gus	$—	$600,000	$250,000
Wade Brewer	$—	$180,000	$250,000

(1)
Reflects monthly long-term disability benefits of $5,000 until the age of 65.
(2)
Each NEO’s benefits include basic life insurance benefits of $250,000, which is reduced by 55% upon the NEO reaching 70 years of age.

CEO PAY RATIO

For the fiscal year ended February 28, 2026, the median annual total compensation of employees of the Company (other than our CEO) was $55,771. The adjusted annual total compensation of our CEO was $3,559,488. The ratio of the adjusted annual total compensation of our CEO to the median annual total compensation of all employees was 64 to 1.

To identify the median employee, we conducted an analysis of our total employee population as of December 31, 2025, without the use of statistical sampling. We determined our median employee using “total compensation” paid during the full year 2025. Total compensation consisted of gross wages to include base wages, overtime, shift differential, incentives, paid time off and perquisites, as applicable. We did not annualize gross wages for employees who were not employed for the full year in 2025. After selecting the median employee, we calculated the annual total compensation of the median employee using the same methodology used in calculating the annual total compensation of our CEO. The CEO compensation reported in the Summary Compensation Table was adjusted to reflect the annual realized compensation which includes salary, the value of annualized stock awards, non-equity incentive plan compensation, change in value of nonqualified deferred compensation and pension, and all other compensation. This adjusted annual total compensation for our CEO totals $3,559,488. As described in the Summary Compensation Table, our CEO’s annual total compensation for fiscal year 2026 was $2,414,935. Based on the foregoing, and using the annual total compensation from the Summary Compensation Table, our estimate of the ratio of annual total compensation for our CEO to the median annual total compensation of all employees was 43 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K of the SEC using data and methodology summarized above. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our estimated pay ratio as disclosed above.

PAY VERSUS PERFORMANCE

The following table presents the Company’s pay versus performance disclosure as required by the SEC. The “Compensation Actually Paid” portions of this table are calculated in accordance with SEC rules and include certain amounts that were not received during the respective fiscal year and may not be received in the future. The section of the proxy statement captioned, “Executive Compensation Discussion and Analysis” describes how the Compensation Committee links pay to performance.

			Average
			Summary
			Compensation	Average	Value of Initial Fixed $100
			Table Total	Compensation	Investment Based on:
			for	Actually		Peer
	Summary		Non PEO	Paid to Non-		Group
	Compensation	Compensation	Named	PEO Named	Total	Total
	Table Total	Actually Paid	Executive	Executive	Shareholder	Shareholder	Net	Return on
Year (1)	for PEO	to PEO (2)	Officers	Officers (2)	Return (3)	Return (3)*	Income	Equity (4)
2026	$2,414,935	$1,893,796	$734,831	$603,629	$153.27	$92.79	$42,627,000	14.0%
2025	$5,304,680	$5,920,032	$1,040,170	$1,112,925	$150.98	$92.29	$40,222,000	12.3%
2024	$1,682,530	$715,148	$524,275	$350,023	$122.94	$132.79	$42,597,000	12.5%
2023	$2,632,890	$4,044,738	$824,338	$979,498	$125.43	$114.97	$47,300,000	14.9%
2022	$5,687,358	$5,103,765	$658,855	$615,462	$103.08	$109.91	$28,982,000	9.6%

(1)
For each covered year, Keith S. Walters served as our Principal Executive Officer ("PEO"). For 2026, our other NEO’s were: Vera Burnett, Dan Gus, and Wade Brewer. For 2025, 2024 and 2023, our other NEO's were: Vera Burnett, Dan Gus, Wade Brewer and Ronald M. Graham. For 2022 our other NEO's were Vera Burnett, Dan Gus, Ronald M. Graham and Michael D. Magill.
(2)
Amounts reported in this column are based on total compensation reported for our CEO and for other NEOs, respectively, in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below. Fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes.

								Change	Prior
					Year-End	Vest		in fair	Year-
					fair	Date	Change in	value of	End
				Grant	value of	fair	fair value	awards	fair
				Date fair	awards	value of	of awards	granted	value
				value of	granted in	awards	granted	in prior	of any
		Minus	Plus	current	current	granted	in prior	years	awards	Dividends
		SCT	Pension	year	year	and	years and	and	forfeited	Paid
	Summary	Change in	Value	grants as	unvested	vested in	unvested	vested in	during	in FY on
Principal	Compensation	Pension	Service	disclosed	at	current	at	current	current	Unvested	Compensation
Position	Table	Value	Cost	in the SCT	year-end	year	year-end	year	year	Awards	Actually Paid
CEO
2026	$2,414,935	$(169,908)	$—	$—	$—	$—	$(507,670)	$—	$—	$156,439	$1,893,796
2025	$5,304,680	$(142,632)	$—	$(3,433,660)	$3,732,632	$—	$—	$(140,449)	$—	$599,461	$5,920,032
2024	$1,682,530	$(112,762)	$—	$—	$—	$—	$(955,931)	$(31,363)	$—	$132,674	$715,148
2023	$2,632,890	$-	$—	$—	$—	$—	$1,469,765	$(57,917)	$—	$—	$4,044,738
2022	$5,687,358	$(67,692)	$—	$(4,110,495)	$3,124,699	$464,256	$(30,363)	$7,537	$—	$28,465	$5,103,765

Non-CEO Average
2026	$734,831	$(116,596)	$29,431	$—	$10,636	$—	$(78,957)	$(40)	$—	$24,326	$603,629
2025	$1,040,170	$(73,213)	$21,106	$(544,233)	$435,299	$154,325	$4,000	$(17,677)	$—	$93,148	$1,112,925
2024	$524,275	$(87,258)	$20,430	$(18,525)	$3,300	$—	$(104,040)	$(2,948)	$—	$14,789	$350,023
2023	$824,338	$(8,997)	$22,739	$(223,506)	$305,561	$—	$61,078	$(1,715)	$—	$—	$979,498
2022	$658,855	$(51,994)	$7,084	$(228,154)	$174,483	$55,846	$(716)	$(613)	$—	$671	$615,462

(3)
Total shareholder return amounts assume an initial investment of $100 on February 28, 2021. The peer group used for purposes of the total shareholder return comparison is the peer group referenced in the Executive Compensation Discussion and Analysis section - Performance Based RSUs section because the Company’s standing within that peer group with respect to total shareholder return as of February 28, 2027 will be used to calculate the vesting levels of the RSUs issued in 2026.
(4)
In accordance with SEC rules, the Company is required to include in the Pay Versus Performance Table the “most important” financial performance measure (as determined by the Company) used to link compensation actually paid to our executive officers to Company performance for the most recently completed fiscal year. The Company determined Return on Equity which is a metric included in our Annual Performance Bonus and Long Term Incentive Program, meets this requirement, and therefore, we have included this performance measure in the Pay Versus Performance Table.

The following list of financial performance measures represent in the Company’s view, the most important financial measures used to link Compensation Actually Paid to the NEOs in 2026 to Company performance.

Each metric below is used for purposes of determining payouts under either our Annual Performance Bonus or our Long Term Incentive Program. Please see the section titled “Executive Compensation Discussion & Analysis” for a description of these metrics and how they are used in the Company’s executive compensation program.

•
Income
•
Return on Equity
•
Revenue
•
EBITDA

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLAN

Equity Compensation Plan Table

The following table provides information about securities authorized for issuance under the Company’s equity compensation plan as of February 28, 2026.

Number of
securities
available for
future issuances
	Number of		under equity
	securities to be	Weighted	compensation
	issued upon	average	plans (excluding
	exercise of	exercise price	securities
	outstanding	of outstanding	reflected in
	options and RSU	options	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by the security holders (1)	346,424	$19.33	259,560
Equity compensation plans not approved by security holders	—	—	—
Total	346,424	$19.33	259,560

(1)
Refers to the Long-Term Incentive Plans. Includes grants of 40,061 shares of restricted stock and 266,803 RSUs.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

See Executive Compensation Discussion and Analysis – Employment Agreements section of this Proxy Statement for a description of Employment Agreements between the Company and its current NEOs.

During fiscal year 2026, other than described below, there were no transactions to be disclosed in which we were a participant and the amount involved exceeded $120,000 and in which any related person, including our named executives and directors, had or will have a direct or indirect material interest. Any transaction involving a related party or a potential conflict of interest must be reviewed and approved by our Board prior to being entered into by the Company.

As previously disclosed, on March 16, 2019, the Company acquired the assets of IPG, which was wholly owned by Mr. Mozina, prior to him becoming a director of the Company. In connection with the purchase of IPG, the Company entered into a sourcing agreement with the Stevens Group LLC (“Stevens Group”), a distributorship located in Chicago, Illinois that is 70% owned by Mr. Mozina and his family. The sourcing agreement has a four-year term and requires the Stevens Group to make minimum purchases of products from the Company of approximately $2.0 million per year. The Company also leases certain facilities from Stevenson Road LLC, a real estate company that is 100% owned by Mr. Mozina and his family. The lease has a three year term and provides for rent of approximately $37,500 per month. The rent rate is at current market rates in the Chicago area and was approved by the Board as part of the acquisition of IPG.

See Corporate Governance Matters – Code of Business Conduct and Ethics section of this Proxy Statement for a discussion of our policies and procedures related to conflicts of interest.

See Directors – Director Independence section of this Proxy Statement for a description of director independence.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of the Common Stock with the SEC and the NYSE, and furnish the Company with copies of the forms filed. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to it and written representations of our officers and directors, during the year ended February 28, 2026, all Section 16(a) reports applicable to its officers and directors were filed on a timely basis except that Mr. Gruenes filed one late Form 3 and one late Form 4 due to delays in obtaining established SEC EDGAR access codes. The late Form 4 related to one transaction.

OTHER MATTERS

The Board does not intend to present any other items of business other than those stated in the Notice of 2026 Annual Meeting of Shareholders. If other matters are properly brought before the meeting, the persons named as your proxies will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

DIRECTIONS TO ENNIS 2026 ANNUAL MEETING

If traveling from the North on I-35 East:

If on I-35E, travel South on US Hwy 287 (Ft. Worth exit), exit and take US Hwy 287 North toward Ft. Worth until you reach Midlothian (do not take 287 Business in Midlothian). Exit at Midlothian Pkwy., turn left onto Midlothian Pkwy. and proceed to Mount Zion Rd. Turn right and continue to Community Circle and turn right. The Conference Center will be on the right in the larger of the two buildings.

If traveling from the North on US Hwy 67:

If traveling on US Hwy 67, travel South to Hwy 287 South (do not take 287 Business in Midlothian). Take Hwy 287 South and exit at FM 663/14th St., proceed to 14th St., and turn right. Follow 14th St. until you reach Mount Zion Rd. and turn left. Continue approximately one block to Community Circle and turn left. The Conference Center will be on the right in the larger of the two buildings.

If traveling from the East:

If traveling from the East, take US Hwy 287 North until you reach Midlothian (do not take 287 Business in Midlothian). Exit at Midlothian Pkwy., turn left onto Midlothian Pkwy. and proceed to Mount Zion Rd. Turn right and continue to Community Circle and turn right. The Conference Center will be on the right in the larger of the two buildings.

If traveling from the West:

If traveling from the West, take US Hwy 287 South until you reach Midlothian and take the FM 663/14th St. exit. Proceed to 14th St., turn right and continue to Mount Zion Rd. Turn left onto Mount Zion Rd. and proceed to Community Circle and turn left. The Conference Center will be on the right in the larger of the two buildings.

If traveling from the South:

If traveling from the South, take I-35E and head North to US Hwy 287 North (Ft. Worth exit). Exit and take US Hwy 287 North until you reach Midlothian (do not take 287 Business in Midlothian). Exit at Midlothian Pkwy., turn left onto Midlothian Pkwy. and proceed to Mount Zion Rd. Turn right and continue to Community Circle and turn right. The Conference Center will be on the right in the larger of the two buildings.

MIDLOTHIAN

To Mansfield, Grand Prairie
& Arlington (Hwy 67)
To Waxahachie
(I-35E)
287
FM 663
S. 14th Street
Midlothian
Pkwy.
Community
Circle
Community
Conference
Center
Mt. Zion Rd.
N

2441 Presidential Parkway | Midlothian, Texas 76065 | www.ennis.com

ENNIS® VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 A.M., Central Time, on July 16, 2026.

Online
Go to www.envisionreports.com/EBF or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/EBF

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all nominees listed and FOR proposals 2 and 3.

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1. Election of Directors:

Nominee	For	Against	Abstain
01 - Keith S. Walters * Terms ending in 2029	☐	☐	☐
02 - Aaron Carter	☐	☐	☐
03 - Gary S. Mozina	☐	☐	☐
04 - Michael D. Magill ** Term ending in 2028	☐	☐	☐

Proposal	For	Against	Abstain
2. Ratification of CohnReznick LLP as our independent registered public accounting firm for fiscal year 2027.	☐	☐	☐
3. Non-binding advisory approval of the Company's compensation of its named executive officers.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X +

04AFFD

ENNIS. VOTE

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all nominees listed and FOR proposals 2 and 3.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Keith S. Walters * Terms ending in 2029	☐	☐	☐
02 - Aaron Carter	☐	☐	☐
03 - Gary S. Mozina	☐	☐	☐
04 - Michael D. Magill ** Term ending in 2028	☐	☐	☐

Proposal	For	Against	Abstain
2. Ratification of CohnReznick LLP as our independent registered public accounting firm for fiscal year 2027.	☐	☐	☐
3. Non-binding advisory approval of the Company's compensation of its named executive officers.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

04AFGD

2026 Annual Meeting Admission Ticket
2026 Annual Meeting of Ennis, Inc. Stockholders

Thursday, July 16, 2026, 10:00 A.M. Central time
Midlothian Conference Center
One Community Circle, Midlothian, Texas 76065

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Ennis, Inc. annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy.

The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! **This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.**

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The material is available at: www.envisionreports.com/EBF

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Ennis, Inc.

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Notice of 2026 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — July 16, 2026

Keith S. Walters and Vera Burnett, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Ennis, Inc. to be held on July 16, 2026 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the director nominees and FOR items 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

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